Exhibit 10.10

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

MONTAGUE SQUARE

LEASE

BY AND BETWEEN

WH SILICON VALLEY IV LP,

A Delaware limited partnership

AND

OUTSET MEDICAL, INC.,

a Delaware corporation

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Table of Contents

1.	Basic Lease Terms	1

2.	Delivery of Possession and Commencement; Landlord’s Work; Early Access	3

3.	Lease Term	5

4.	Rent Payment	7

5.	Letter of Credit	8

6.	Use of the Premises; Hazardous Materials	12

7.	Utility Charges; Building Maintenance	18

8.	Taxes, Assessments and Operating Expenses	20

9.	Parking	24

10.	Tenant’s Indemnification	25

11.	Insurance; Waiver of Subrogation	25

12.	Property Damage	27

13.	Condemnation	28

14.	Assignment, Subletting and Other Transfers	29

15.	Tenant Default	31

16.	Landlord Default	35

17.	Surrender at Expiration or Termination	35

18.	Mortgage or Sale by Landlord; Estoppel Certificates	36

19.	Liens	37

20.	Attorneys Fees; Waiver of Jury Trial	38

21.	Limitation on Liability; Transfer by Landlord	38

22.	Landlord’s Right to Perform Tenant’s Covenants	38

23.	Mortgagee Protection	39

24.	Real Estate Brokers; Finders	39

25.	Miscellaneous	39

26.	Special Provisions	44

Page i

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

LEASE

For valuable consideration, Landlord and Tenant hereby covenant and agree as follows:

1.	Basic Lease Terms.

1.1.    Reference Date of Lease. September 19, 2019

1.2.    Landlord. WH SILICON VALLEY IV LP, a Delaware limited partnership (“Landlord”)

Address for Payment of Rent:	WH Silicon Valley IV LP
PO Box 516588
Los Angeles, CA 90051-0598

Address For Notices:	c/o Washington Holdings, LLC
600 University Street, Suite 2820
Seattle, WA 98101

1.3.    Tenant. OUTSET MEDICAL, INC., a Delaware corporation (“Tenant”)

Trade Name: N/A

Address for Invoices:	At the Premises

Address for Notices:	At the Premises

Taxpayer ID Number:	20-0514392

1.4.    Building. The building shown on Exhibit B and located at the address commonly known as 3052 Orchard Drive, San Jose, CA 95134 (the “Building”).

1.5.    Premises; Premises Area. All of the Building as generally shown on the attached Exhibit A (the “Premises”). The Premises shall consist of approximately 40,413 rentable square feet (the “Premises Area”).

1.6.    Outside Area. All areas and facilities within the Project (as defined below) exclusive of the interior of the Building which are not appropriated to the exclusive occupancy of tenants, including all non-reserved vehicle parking areas, perimeter roads, traffic lanes, driveways, sidewalks, pedestrian walkways, landscaped areas, signs, service delivery facilities, truck maneuvering areas, trash disposal facilities, common storage areas, common utility facilities and all other areas for non-exclusive use (the “Outside Area”). Landlord reserves the right to change, reconfigure or rearrange the Outside Area and to do such other acts in and to the Outside Area as Landlord deems necessary or desirable, provided that Landlord shall use commercially reasonable efforts not to adversely impact or impair Tenant’s use of or access to the Premises.

1.7.    Project. The project in which the Premises and Building are located (and which includes the Premises and Building) is commonly known as Montague Square (the “Project”), as

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

generally shown on Exhibit B attached hereto and incorporated herein, and which contains approximately [***] rentable square feet of space. Landlord reserves the right to construct additional buildings within the Project, in which event the area of such buildings shall be added to the area of the existing buildings to determine the total building area of the Project. Landlord further reserves the right to incorporate into the Project any real property adjacent to the Project and on which one or more buildings have been constructed.

1.8.    Permitted Use. General office, medical device assembly, research and development, warehousing of Tenant’s product all in conformity with the municipal zoning requirements of the City of San Jose and for any other legally permitted use or purpose with Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed (the “Permitted Use”).

1.9.    Lease Term.

1.9.1.     Commencement Date. The “Commencement Date” shall be thirty (30) days following the date on which Landlord has delivered the Premises to Tenant with the Landlord’s Work described in Exhibit C Substantially Completed (as that term is defined in Exhibit C). The Commencement Date is anticipated to occur on February 15, 2020 (the “Target Commencement Date”).

1.9.2.    Expiration Date. The last day of the eighty-fourth (84th) full calendar month after the month in which the Commencement Date occurs (the “Expiration Date”).

1.9.3.    Extension Option. [***]

1.9.4.    Number of Full Calendar Months. Approximately eighty-four (84) full calendar months plus the First Partial Month, if any (as defined below); if the Commencement Date does not occur on the first day of a month, the Lease Term shall additionally include that portion of the month in which the Commencement Date occurs and which follows the Commencement Date (the “First Partial Month”).

1.10.    Base Rent. Subject to Paragraphs 3 and 4.1, monthly payments of base rent (“Base Rent”) shall be according to the following schedule:

Period of Time	Monthly Base Rent
Months 1— 3	[***]
Months 4 — 12	[***]
Months 13 — 24	[***]
Months 25 — 36	[***]
Months 37 — 48	[***]
Months 49 — 60	[***]
Months 61— 72	[***]
Months 73 — 84	[***]

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

* Tenant shall nevertheless be obligated to pay all Additional Rent during this period, including without limitation Tenant’s Proportionate Share of Operating Expenses and Tenant’s Proportionate Share of Taxes.

If the Commencement Date does not occur on the first day of a month, Base Rent for the First Partial Month shall be equal to the initial monthly Base Rent set forth in the chart above, prorated to reflect the number of days during the First Partial Month.

1.11.    Letter of Credit. Within [***] days of the Effective Date, Tenant shall cause to be deposited with Landlord an original letter of credit (the “Letter of Credit”) in the principal amount of Five Hundred Ninety-One Thousand Three Hundred Seven and 44/100 Dollars ($591,307.44). The Letter of Credit shall be subject to the terms and conditions of Paragraph 5 below.

1.12.    Tenant’s Proportionate Share(s). Subject to Paragraph 8.2, (i) Tenant’s initial proportionate share for Taxes (as defined in Paragraph 8.2.1) for the Building is [***] and for the entire Project is [***], and (ii) Tenant’s initial proportionate share for Operating Expenses (as defined in Paragraph 8.3) is for the Building is [***] and for the entire Project is [***].

1.13.    Estimated Operating Expenses and Taxes: The aggregate estimated initial payment for allocation toward Operating Expenses and Taxes for the first full calendar month of the Term is [***].

1.14.    Intentionally omitted.

1.15.    Landlord’s Work. Those improvements to the Premises to be constructed by Landlord pursuant to Exhibit C attached hereto and incorporated herein (“Landlord’s Work”).

1.16.    Landlord’s Agents. Landlord’s agents, partners, subsidiaries, directors, officers, and employees (“Landlord’s Agents”).

1.17.    Tenant’s Agents. Tenant’s agents, employees, contractors, subtenants, or invitees (“Tenant’s Agents”).

This lease (this “Lease”) is entered into as of the Reference Date set forth above by Landlord and Tenant (each as defined above in the Basic Lease Terms).

2.	Delivery of Possession and Commencement; Landlord’s Work; Early Access.

2.1.    Delivery of Possession and Commencement. If Landlord shall be delayed in substantially completing the Landlord’s Work in the Premises as a result of Tenant Delay (as hereinafter defined), then, for purposes of determining the Commencement Date, the date of substantial completion shall be deemed to be the day that Landlord’s Work would have been substantially completed absent any such Tenant Delay. The term “Tenant Delays” as used in this Lease shall mean any delay or delays resulting from one or more of the following:

2.1.1.    Tenant’s failure to furnish information or approvals within any time period specified in this Lease, including the failure to approve plans by any applicable due date, provided such failure is not caused by Landlord or its agents;

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

2.1.2.    Tenant’s selection of equipment or materials that have long lead times after first being informed by Landlord that the selection may result in a delay;

2.1.3.    Changes requested or made by Tenant to previously approved plans and specifications after first being informed by Landlord that the changes may result in a delay;

2.1.4.    The performance of work in the Premises by Tenant or Tenant’s contractor(s) during the performance of Landlord’s Work; or

2.1.5.    A breach of, or a default by Tenant under this Lease (including, without limitation Exhibit C), which continues beyond any applicable notice and cure period;

Landlord shall have no liability to Tenant for any such delays in the delivery of possession and neither Landlord nor Tenant shall have the right to terminate this Lease as the result of such delays, except as set forth in the immediately succeeding sentence. If Landlord is unable to deliver the Premises to Tenant with the Landlord’s Work Substantially Complete within [***] days following the Target Commencement Date (the “Outside Delivery Date”) due to reasons other than Tenant Delays, a Review Grace Period (as defined in Exhibit C) or force majeure, then Tenant shall be entitled to one (1) day of abatement of Base Rent for each additional day of delay in delivering the Premises (the “Outside Delivery Rental Abatement”), which abatement shall be applied beginning after the expiration of any applicable Rent abatement period specified elsewhere herein; provided, however, [***].

2.2.    Landlord’s Work; As-Is Delivery. The Premises shall be delivered to Tenant with Landlord’s Work Substantially Completed as set forth in Exhibit C. The existence of any “punchlist”-type items in the Landlord’s Work shall not postpone the Commencement Date of this Lease, provided that Landlord’s Work is otherwise Substantially Complete. Landlord shall promptly and diligently complete any “punchlist” items in Landlord’s Work within [***] days subject to Tenant Delay and force majeure. Landlord shall deliver the Premises, roof, parking lots and any path of travel to the Building and/or Premises, HVAC, plumbing, sewer lines, electrical and related mechanical systems in good working order and condition and in compliance with all Applicable Laws and shall warrant the same for a period of [***] months. Pursuant to said warranty, Landlord shall maintain such elements in good working order and condition, or remedy any breach of said warranty, at Landlord’s sole cost not subject to reimbursement or inclusion in Operating Expenses, for a period of [***] months following the Commencement Date.

Tenant hereby acknowledges that Tenant has inspected the Premises and, subject to the performance of Landlord’s Work, agrees to accept the same “AS IS” and in their present condition, and without any representation or warranty by or from Landlord as to the condition of the Premises, the habitability of the Premises, the fitness of the Premises for the Permitted Use and/or the conduct of Tenant’s business in the Premises, or the zoning of the Premises, in each case except as otherwise expressly set forth herein. If any Tenant Delays occur, the Commencement Date shall be the date that, in the reasonable opinion of Landlord’s architect or space planner, substantial completion would have occurred if such delays had not taken place.

2.3.    Subject to the terms of this Paragraph 2.3 and provided this Lease has been fully executed by all parties and Tenant has delivered all prepaid rental as set forth in Paragraph 4.1.1

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

and Paragraph 4.1.2 below, the Letter of Credit, and insurance certificates required hereunder, Landlord grants Tenant the right to enter the Premises, at Tenant’s sole risk, solely for the purpose of installing telecommunications and data cabling, equipment, furnishings and other personalty for [***] days prior to the Commencement Date (“Early Access Date”). Tenant shall comply with all terms and provisions of this Lease, except those provisions requiring payment of Base Rent or Tenant’s Proportionate Share of Operating Expenses and Taxes. In no event may Tenant’s right of early access interfere with the prosecution of the Landlord’s Work to the Premises. Landlord shall use commercially reasonable efforts to keep Tenant apprised of the estimated date of Substantial Completion and the corresponding Early Access Date, including by providing copies of the construction schedule to Tenant. Promptly upon having knowledge of same, Landlord shall communicate to Tenant any expected delays in Substantial Completion and/or the corresponding Early Access Date.

2.4.    CASp. Pursuant to Section 1938 of the California Civil Code, Tenant acknowledges the following: “A Certified Access Specialist (“CASp”) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises. The Landlord represents that the Project, Building and Premises                  have     x     have not undergone inspection by a Certified Access Specialist (if not filled in, the Project, Building, and Premises have not undergone such inspection).”

3.	Lease Term.

The term of this Lease shall commence on the Commencement Date and expire on the Expiration Date (the “Lease Term”). The Expiration Date of this Lease shall be the date stated in the Basic Lease Terms or, if delivery of the Premises is delayed as set forth in Paragraph 2.1 or Paragraph 2.2, the last day of the calendar month that is the number of full calendar months stated in the Basic Lease Terms from the month in which the Commencement Date occurs. When the actual Commencement Date is determined, the parties shall execute a Commencement Date Memorandum setting forth such date in the form attached hereto and incorporated herein as Exhibit D.

3.1.    Option to Extend Term. Provided that Tenant is not in default under this Lease at the time of exercise of its Extension Option (hereafter defined in this Paragraph 3.1) and at commencement of the Extension Term (hereafter defined in this Paragraph 3.1), Tenant shall have the option (the “Extension Option”) to extend the initial term of this Lease (the “Initial Term”) for [***] (the “Extension Term”), commencing at the expiration of the Initial Term.

3.1.1.    If Tenant exercises the Extension Option, Tenant shall give unconditional written notice (the “Exercise Notice”) of its exercise to Landlord not earlier than [***] months and not later than [***] months prior to the expiration of the Initial Term. Tenant’s failure to give the

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exercise Notice in a timely manner shall be deemed a waiver of Tenant’s Extension Option. The terms, covenants and conditions applicable to the Extension Term shall be the same terms, covenants and conditions of this Lease applicable during the Initial Term, except that: (i) Tenant shall not be entitled to any further options to extend the Term of this Lease beyond the Extension Term; and (ii) the Base Rent for the Premises shall be the Fair Market Rental Value (hereafter defined in Paragraph 3.1.2) of the Premises. All unexercised Extension Options shall automatically terminate and become null and void upon the earlier to occur of (1) the occurrence of any uncured event of default beyond applicable notice and cure periods by Tenant of any monetary obligation hereunder, (2) the termination of Tenant’s right to possession of the Premises, (3) the termination of this Lease, (4) any assignment or transfer, by operation of law or otherwise, of any of Tenant’s interest in this Lease, or any subletting by Tenant of all or any portion of the Premises except with respect to a Permitted Transfer, (5) the failure of Tenant to timely or properly exercise its Extension Option as aforesaid, or (6) any voluntary reduction in the size of the Premises by Tenant. Once delivered, an Exercise Notice cannot be rescinded or revoked by Tenant.

3.1.2.    For purposes of this Paragraph 3.1, “Fair Market Rental Value” of the Premises shall be [***]. Notwithstanding anything to the contrary herein, the Fair Market Rental Value of the Premises as determined pursuant to this Paragraph 3.1.2 shall include annual escalations during the Extension Term, and shall be not less than the Base Rent rate in effect during the final year of the Initial Term.

3.1.3.    Within [***] days after Landlord receives the Exercise Notice, Landlord shall provide in writing to Tenant its estimate of the Fair Market Rental Value of the Premises for the Extension Term. Landlord and Tenant shall for an additional [***] days thereafter attempt in good faith to agree on the Fair Market Rental Value of the Premises for the Extension Term. If Landlord and Tenant agree on the Fair Market Rental Value of the Premises for the Extension Term during such [***] day period, they shall immediately execute an amendment to this Lease stating the Base Rent for the Extension Term.

3.1.4.    If Landlord and Tenant are unable to agree on the Base Rent for the Extension Term within the [***] day period described in the second sentence in Paragraph 3.1.3, then within [***] days after the expiration of said [***] day period, either Landlord or Tenant may refer the matter to arbitration as provided for in this Paragraph 3.1.4. The determination of the arbitrator(s) shall be limited to the sole issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Value is the closest to the actual Fair Market Rental Value as determined by the arbitrator(s). The arbitrator(s) must be a licensed real estate broker(s) who has/have been active in the leasing of commercial properties in the San Jose, California area over the [***] year period ending on the date of his/her/their appointment as arbitrator(s). Within [***] days after the date either Landlord or Tenant has referred to arbitration the determination of Fair Market Rental Value of the Premises (the “Arbitration Referral Date”), Landlord and Tenant shall each (i) appoint one arbitrator and notify the other party of the arbitrator’s name and business address, and (ii) notify the other party of their determination of Fair Market Rental Value. If each party timely appoints an arbitrator, the two (2) arbitrators shall, within [***] days after the appointment of the second arbitrator, agree on and appoint a third arbitrator (who shall be qualified under the same criteria set forth above for qualification of the initial two (2) arbitrators) and provide notice to Landlord and Tenant of the arbitrator’s name and business address. Within [***] days after the appointment

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

of the third arbitrator, the three (3) arbitrators shall decide whether the parties will use Landlord’s or Tenant’s submitted Fair Market Rental Value and shall notify Landlord and Tenant of their decision. The decision of the majority of the three (3) arbitrators shall be binding on Landlord and Tenant. If either Landlord or Tenant fails to appoint an arbitrator within [***] days after the Arbitration Referral Date, the arbitrator timely appointed by one of them shall reach a decision and notify Landlord and Tenant of that decision within [***] days after the arbitrator’s appointment. The arbitrator’s decision shall be binding on Landlord and Tenant. If each party appoints an arbitrator in a timely manner, but the two (2) arbitrators fail to agree on and appoint a third arbitrator within the required period, the arbitrators shall be dismissed without delay and the issue of Fair Market Rental Value shall be submitted to binding arbitration under the commercial arbitration rules of the American Arbitration Association (“AAA”), provided that in the event of any inconsistency between such arbitration rules and the terms and conditions of this Paragraph 3.1.4, the terms and conditions of this Paragraph 3.1.4 shall govern; and provided, further however, that the sole function of the AAA arbitrator shall be to select either Landlord’s or Tenant’s submitted Fair Market Rental Value. If Landlord and Tenant each fail to appoint an arbitrator in a timely manner, the matter to be decided shall be submitted without delay to binding arbitration under the commercial arbitration rules of the American Arbitration Association, subject to the provisions of this Paragraph 3.1.4. If only one of the parties has given notice of its determination of Fair Market Rental Value within [***] days after the Arbitration Referral Date, then such determination shall be the Fair Market Rental Value for the Premises for the Extension Term. If Landlord and Tenant both fail to give notice of their determination of Fair Market Rental value within [***] days after the Arbitration Referral Date, the determination of Fair Market Rental Value shall be submitted without delay to binding arbitration under the commercial arbitration rules of the American Arbitration Association, subject to the provisions of this Paragraph 3.1.4, and provided, further however, that the sole function of the AAA arbitrator shall be to select either Landlord’s or Tenant’s submitted Fair Market Rental Value. The cost of the arbitration as provided for in this Paragraph 3.1.4 shall be paid [***]. After the Base Rent for the Extension Term has been set, the arbitrator(s) shall immediately notify Landlord and Tenant, and Landlord and Tenant shall immediately execute an amendment to this Lease stating the Base Rent for the Extension Term.

4.	Rent Payment

4.1.    Base Rent; Additional Rent. Tenant shall pay to Landlord the Base Rent for the Premises set forth in the Basic Lease Terms and all amounts other than Base Rent that this Lease requires (“Additional Rent”) without demand, deduction or offset. As used herein, “Rent” or “rent” shall mean Base Rent and Additional Rent. Payment shall be made in U.S. currency by checks payable to Landlord and mailed to the address for rent payments as set forth above or as otherwise may be designated in writing by Landlord. Simultaneous with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall pay to Landlord the following amounts to be applied as set forth below:

4.1.1.    Base Rent to be applied toward Base Rent due for the fourth (4th) month of the Lease Term shall be [***].

4.1.2.    Estimated payment of Operating Expenses and Taxes in the amount of [***] to be applied toward Additional Rent due for the first full calendar month of the Lease Tem.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Thereafter, Base Rent and Additional Rent shall be payable in advance on the first day of each month during the Lease Term. Base Rent and Additional Rent for any partial month during the Lease Term shall be prorated to reflect the number of days during the relevant month. Payment by Tenant or receipt by Landlord of any amount less than the full Base Rent or Additional Rent due from Tenant, or any disbursement or statement on any check or letter accompanying any check or rent payment, shall not in any event be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rental or pursue any other remedy provided in this Lease.

4.2.    Lockbox Payments. Tenant shall pay Base Rent, Additional Rent or other charges under this Lease to a “lockbox” or other depository whereby checks issued in payment of such items are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord’s authority); for any and all purposes under this Lease: (i) Landlord shall not be deemed to have accepted such payment until the date on which such funds are actually received by Landlord or the “lockbox”, (ii) Landlord shall be deemed to have accepted such payment if (and only if) Landlord shall not have immediately refunded (or attempted to immediately refund) such payment to Tenant and (iii) Landlord shall not be bound by any endorsement or statement on any check or any letter accompanying any check or payment and no such endorsement, statement or letter shall be deemed an accord and satisfaction. Landlord or Landlord’s bank may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease, at law or in equity.

5.	Letter of Credit.

5.1.    Concurrent with Tenant’s execution and delivery of this Lease, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease, and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of the Lease in any case which continues beyond any applicable notice and cure periods, including, but not limited to, any post lease termination damages under Section 1951.2 of the California Civil Code, an Irrevocable Standby Letter of Credit substantially in the form attached hereto as Exhibit G (the “Letter of Credit”) in the amount of Five Hundred Ninety One Thousand Three Hundred Seven and 44/100 Dollars ($591,307.44). The following terms and conditions shall apply to the Letter of Credit:

5.1.1.    The Letter of Credit shall be in favor of Landlord, shall be issued by a financial institution reasonably acceptable to Landlord but in any event (i) that is chartered under the laws of the United States, any State thereof or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation (“FDIC”), (ii) whose long-term, unsecured and unsubordinated debt obligations have at least a Standard & Poor’s rating of [***] or better. a Moody’s rating of [***] or better, or a Fitch rating of [***] or better, and (iii) either (x) has a letter of credit counter located in Santa Clara County upon which draws can be made in person, or (y) has a local correspondent based in Santa Clara County upon which draws can be made in person without delay. The Letter of Credit shall comply with all of the terms and conditions of this Paragraph and shall otherwise be in a form acceptable to Landlord, in Landlord’s sole discretion. Landlord hereby pre-approves [***] as the issuing bank.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

5.1.2.    The Letter of Credit or any replacement Letter of Credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than [***] subsequent to the Expiration Date (the “LOC Expiration Date”) without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the Letter of Credit by giving written notice to Landlord not less than [***] days prior to the expiration of the then current term of the Letter of Credit that it does not intend to renew the Letter of Credit. Tenant understands that the election by the issuing bank not to renew the Letter of Credit shall not, in any event, diminish the obligation of Tenant to maintain such an irrevocable Letter of Credit in favor of Landlord through the LOC Expiration Date.

5.1.3.    Landlord, or its then authorized representative, upon Tenant’s failure to comply with one or more provisions of this Lease or as otherwise specifically agreed by Landlord and Tenant pursuant to this Lease or any amendment hereof, without prejudice to any other remedy provided in this Lease, or by Applicable Laws, shall have the right, after expiration of any applicable notice and cure periods, from time to time to make one or more draws on the Letter of Credit and use all or part of the proceeds in accordance with Paragraph 5.1.4 below. In addition, if Tenant fails to furnish a renewal or replacement letter of credit complying with all of the provisions of this Paragraph 5 at least [***] days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Paragraph 5, provided that any such unused proceeds shall be returned to Tenant upon Tenant providing a replacement Letter of Credit. Funds may be drawn down on the Letter of Credit upon presentation to the issuing bank of Landlord’s (or Landlord’s then authorized representative’s) certification.

5.1.4.    Tenant acknowledges and agrees (and the Letter of Credit shall so state) that the Letter of Credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement. The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate). The proceeds of the Letter of Credit shall be applied exclusively and only: (a) against any rent or other amounts payable by Tenant under this Lease that is not paid when due and such failure continues beyond any applicable notice and cure period; (b) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including any damages arising under Section 1951.2 of the California Civil Code following termination of this Lease; (c) against any costs incurred by Landlord in connection with Tenant’s breach of this Lease (including attorneys’ fees); and (d) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s default which continues beyond any applicable notice and cure periods. Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within [***] days after the LOC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the LOC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease, have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

5.1.5.    If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the amount set forth in this Paragraph 5, Tenant shall, within [***] days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount required pursuant to this Paragraph 5), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Paragraph 5, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an incurable Event of Default by Tenant (provided, however, so long as Tenant is diligently obtaining a replacement Letter of Credit, Tenant may elect to provide a cash security deposit in an equivalent amount, provided any replacement or additional letter(s) of credit are supplied as promptly as possible, but in any event within [***] days thereafter, at which point the cash security deposit shall be promptly returned to Tenant). Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

5.1.6.    Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, including Landlord’s mortgagee and/or to have the Letter of Credit reissued in the name of Landlord’s mortgagee. If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee and such transferee assumes in writing Landlord’s obligations under this Lease, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer’s transfer and processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within [***]days after Landlord’s written request therefor.

5.1.7.    If the Letter of Credit expires earlier than the LOC Expiration Date, or the issuing bank notifies Landlord that it shall not renew the Letter of Credit, Landlord shall accept a renewal thereof or substitute Letter of Credit (such renewal or substitute Letter of Credit to be in effect not later than [***] days prior to the expiration thereof), irrevocable and automatically renewable through the LOC Expiration Date upon the same terms as the expiring Letter of Credit or upon such other terms as may be acceptable to Landlord. However, if (a) the Letter of Credit is not timely renewed, or (b) a substitute Letter of Credit, complying with all of the terms and conditions of this paragraph is not timely received, Landlord may present such Letter of Credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord, provided that any such unused proceeds shall be returned to Tenant upon Tenant providing a replacement Letter of Credit. Notwithstanding the foregoing, Landlord shall be entitled to receive from Tenant all actual, reasonable and out-of-pocket attorneys’ fees and costs incurred in connection with the review of any proposed substitute Letter of Credit pursuant to this Paragraph.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

5.1.8.    Landlord and Tenant (a) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any Applicable Laws applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section now exist or as may be hereafter amended or succeeded (“Security Deposit Laws”), (b) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Applicable Laws, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified above in this Paragraph 5 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease, or the acts or omission of Tenant, including any damages Landlord suffers following termination of this Lease.

5.1.9.    Notwithstanding anything to the contrary contained in the Lease, as amended hereby, in the event that at any time the financial institution which issues said Letter of Credit is declared insolvent by the FDIC or is closed for any reason, Tenant must immediately provide a substitute Letter of Credit that satisfies the requirements of this Lease, hereby from a financial institution acceptable to Landlord, in Landlord’s sole discretion.

5.1.10.    If  (A) Tenant’s Financial Information (defined below) reflects [***] consecutive calendar quarters of profitability at any time during the Lease Term, as evidenced by Tenant’s Financial Information (the “Profitability Test”), or (B) Tenant has received an additional aggregate [***] in equity funding (the “Equity Funding Test”), then Tenant shall have the right to reduce the Letter of Credit to an amount equal to [***] for the remainder of the Lease Term. If Tenant is entitled to a reduction in the Letter of Credit as provided in this Paragraph 5.1.10, Tenant shall provide Landlord with written notice requesting that the Letter of Credit be reduced as provided above (the “Reduction Notice”). Concurrent with Tenant’s delivery of the Reduction Notice, Tenant shall deliver to Landlord for review Tenant’s most recent audited financial statements prepared in the ordinary course of business or, if unaudited, certified by Tenant’s chief financial officer as being prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) and true, complete and correct in all material respects, and any other financial information reasonably requested by Landlord (“Tenant’s Financial Information”). If Tenant provides Landlord with a Reduction Notice and Tenant is entitled to reduce the face amount of the Letter of Credit as provided herein, any reduction in the face amount of the Letter of Credit shall be accomplished by Tenant providing Landlord with a substitute Letter of Credit in the reduced amount, which substitute Letter of Credit shall comply with the requirements of this Paragraph 5.

Notwithstanding anything to the contrary set forth herein, if Tenant has been in monetary default under this Lease beyond any applicable notice and cure period or any material non-monetary default at any time prior to submission of a Reduction Notice, then Tenant’s right to reduce the face amount of the Letter of Credit, as described herein, shall be null and void and of no further force or effect as to any of the reduction opportunities that may remain unexercised by Tenant at such time.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

6.	Use of the Premises; Hazardous Materials.

6.1.    Permitted Use. Subject to Tenant’s acknowledgment set forth in Paragraph 2.2, the Premises shall be used for the Permitted Use set forth in the Basic Lease Terms and for no other purpose without Landlord’s prior written consent which may be withheld in Landlord’s sole and absolute discretion.

6.2.    Compliance with Applicable Laws and Requirements.

6.2.1.    In connection with its use, Tenant shall at its expense comply with all applicable laws, ordinances, regulations, codes and orders of any governmental or other public authority including without limitation, the Americans with Disabilities Act, any and all Hazardous Materials Laws as defined in Paragraph 6.6.6 (together with any supplements or modifications thereto, “Applicable Laws”), and also including, without limitation, those requiring alteration of the Premises because of Tenant’s specific use. Landlord shall comply with all Applicable Laws relating to the exterior of the Premises and the Outside Areas.

6.2.2.    Tenant, at Tenant’s sole cost and expense, shall obtain and maintain any and all permits and licenses required in order for Tenant to operate the Permitted. Use in the Premises. Tenant shall not commit any public or private nuisance or any other act or thing, which might or would disturb the quiet enjoyment of any tenant or occupant of the Building, any other portion of the Project or any nearby property. Tenant shall not invalidate or impair any roof warranty; nor place any loads upon the floors, walls or ceilings in excess of the maximum designed load determined by Landlord or which endanger the structure; nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse or allow such to remain outside the Building proper, except in the enclosed trash areas provided. Tenant shall not store or permit to be stored or otherwise placed any other material of any nature whatsoever outside the Building.

6.2.3.    From and after the Reference Date and continuing through the Lease Term, Tenant shall not:

(i)    Permit any vehicle on the Project to emit exhaust which is in violation of any governmental law, rule, regulation or requirement;

(ii)    Discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water, which matter constitutes Hazardous Materials.

(iii)    Produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area, and then only in such manner that the glare, light or heat shall not be discernible from outside the Premises;

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(iv)    Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises or the Project, or which will create a nuisance or violate any governmental law, rule, regulation or requirement;

(v)    Create or permit to be created any ground vibration that is discernible outside the Premises or the Project; or

(vi)    Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation, which is harmful or hazardous to any person or property in, on or about the Premises, the Project, or elsewhere.

6.3.    Signage. The location, size, design, color and other physical aspects of Tenant’s identification signage shall comply with the sign criteria for the Project attached hereto and incorporated herein as Exhibit F and shall be subject to the Landlord’s written approval prior to installation (which shall not be unreasonably withheld, conditioned or delayed) and any appropriate municipal or other governmental approvals and any other Applicable Laws. All signs installed by Tenant shall be removed upon termination of this Lease with the sign location restored to its former state. The cost of Tenant’s signs, their installation, maintenance and removal expense shall be Tenant’s sole expense. If Tenant fails to maintain its signs, or, if Tenant fails to remove its signs upon termination of this Lease, Landlord may do so at Tenant’s expense and Tenant’s reimbursement to Landlord for such amounts shall be deemed Additional Rent. So long as (a) Tenant is not in default under the terms of this Lease, and (b) Tenant has not assigned this Lease, or sublet the entirety of the Premises, Tenant shall have the exclusive right to have its name listed (1) on the monument sign along Orchard Drive (the “Monument Sign”) and (2) any signs affixed to the side of the Building (the “Building Sign”), all in the locations shown on Exhibit F-1, subject to the terms of this Paragraph 6.3 and Exhibit F. The design, size and color of the panel in the Monument Sign with Tenant’s name to be included, and the manner in which it is attached to the Monument Sign, shall comply with all Applicable Laws and shall be subject to the reasonable approval of Landlord and any applicable governmental authorities. The design, size and color of the Building Sign and the manner in which it is attached to the Building shall comply with all Applicable Laws and shall be subject to the reasonable approval of Landlord and any applicable governmental authorities. Landlord reserves the right to withhold consent to any sign that, in the sole judgment of Landlord, is not harmonious with the design standards of the Project and the existing monument and building signs. Tenant must obtain Landlord’s written consent to any proposed signage and lettering prior to its fabrication and installation. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used; and (if applicable and Landlord consents in its sole discretion) any provisions for illumination. Landlord shall respond to Tenant’s request within [***] days. Although the Monument Sign will be maintained by Landlord, Tenant shall pay its proportionate share of the cost of any maintenance and repair associated with the Monument Sign. Tenant shall be responsible to maintain the Building Sign. If Tenant fails to ‘maintain the Building Sign, Landlord reserves the right to maintain the Tenant’s Building Sign and the cost thereof shall be payable as Additional Rent within [***] days of Landlord’s demand. Upon the expiration or earlier termination of this Lease or if during the Term (and any extensions thereof) (a) Tenant is in monetary default under this Lease beyond applicable notice and cure period or any material non-monetary default under the terms of this Lease after the expiration of applicable notice and cure periods and such default results in termination of this Lease, or (b) Tenant assigns

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

this Lease or subleases the entirety of the Premises, then Tenant’s rights granted herein will terminate and Landlord may remove Tenant’s name from the Monument Sign and may remove the Building Sign at Tenant’s sole cost and expense. The cost of such removal and restoration shall be payable as Additional Rent within [***] days of Landlord’s demand.

6.4.    Alterations. Except for Permitted Alterations (as defined below), Tenant shall make no alterations, additions or improvements to the Premises and/or in, on or about the Building (including, without limitation, lighting, heating, ventilating, air conditioning, electrical, partitioning, window coverings and carpentry installations) (collectively, “Alterations”) without Landlord’s prior written consent as provided in this Paragraph 6.4 and without a valid building permit issued by the appropriate governmental agency.

6.4.1.    To the extent that any Alterations to the Premises constitute “Major Alterations” (as defined below), Landlord may withhold its consent in Landlord’s sole and absolute discretion; otherwise, Landlord’s consent to any Alterations to the Premises other than Major Alterations (and excluding Permitted Alterations as set forth below) shall not be unreasonably withheld, conditioned or delayed. As used herein, “Major Alterations” shall mean any Alterations (i) which are visible from outside the Premises and/or Building (including design and aesthetic changes), and/or (ii) to the exterior of the Building, the roof of the Building, the heating, ventilation and/or air conditioning systems serving the Premises, the fire sprinkler, plumbing, electrical, mechanical and/or any other systems serving the Premises, any interior, load-bearing walls, the foundation and/or the slab of the Building.

6.4.2.    Together with Tenant’s request for Landlord’s consent to any Alterations other than Permitted Alterations, Tenant shall deliver to Landlord preliminary plans and specifications prepared by a California licensed architect for the proposed Alterations (the “Preliminary Plans and Specifications”). The Preliminary Plans and Specifications shall be in sufficient detail to enable Landlord to fully understand the nature and scope of the proposed Alterations and the potential effect of the proposed Alterations on the Building and Project and shall include, as and if required by Landlord as part of Landlord’s review, full architectural and engineering plans and specifications for the proposed Alterations. Without limiting the foregoing, the Preliminary Plans and Specifications for any proposed Major Alterations shall include full architectural and engineering plans. If Landlord does not approve the Preliminary Plans and Specifications, Landlord shall return the Preliminary Plans and Specifications to Tenant, who shall make all necessary revisions after Tenant’s receipt of Landlord’s revisions thereto. This procedure shall be repeated until Landlord approves the Preliminary Plans and Specifications or Tenant abandons the Alterations. The approved Preliminary Plans and Specifications, as modified, shall be deemed the “Construction Documents”. Once the Construction Documents have been approved, no further changes to the Construction Documents may be made without prior written approval from both Landlord (pursuant to this Paragraph 6.4) and Tenant. While Landlord has the right to approve the Preliminary Plans and Specifications and the Construction Documents, Landlord’s interest in doing so is to protect the Premises and Landlord’s interests. Accordingly, Tenant shall not rely upon Landlord’s approvals and Landlord shall not be the guarantor of, nor responsible for, the correctness or accuracy of the Preliminary Plans and Specifications and/or the Construction Documents, or the compliance thereof with Applicable Law, and Landlord shall incur no liability of any kind by reason of granting such approvals.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

6.4.3.    Tenant shall be permitted, without Landlord’s prior written consent provided that Tenant complies with all other terms and conditions of this Paragraph 6.4, to make nonstructural Alterations not exceeding [***] in cost per calendar year to the interior of the Premises (the “Permitted Alterations”).

6.4.4.    Tenant shall notify Landlord in writing at least [***] days prior to commencement of any such work to enable Landlord to post a Notice of Non-Responsibility or other notice deemed proper before the commencement of such work. Any and all such Alterations shall comply with all Applicable Laws including, without limitation, obtaining any required permits or other governmental approvals, shall be performed by a California licensed contractor and shall be done in a good and workmanlike manner conforming in quality and design with the Premises as then currently existing, and shall not diminish the value of the Premises. In connection with any Alterations made by Tenant to the Premises costing in excess of [***], Landlord may require that Tenant deposit with Landlord prior to the making of such Alterations an amount as reasonably required by Landlord as security for the full and faithful performance of Tenant’s obligations with respect to such Alterations and all such assurances as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to waivers of lien, surety company performance bonds and to protect Landlord and the Building and any appurtenant land against any loss from any mechanic’s, materialmen’s or other liens. All Alterations made by Tenant shall be and become the property of Landlord upon installation and shall not be deemed Tenant’s property unless the terms of the applicable consent provide otherwise, or Landlord requests that part or all of the Alterations be removed at the expiration or earlier termination of the Lease. If Landlord elects, at the time of giving its consent to any Alterations, to require Tenant to remove such Alterations at the expiration or earlier termination of the Lease, Tenant, at its sole cost and expense, shall remove the specified Alterations and shall fully repair and restore the relevant portion(s) of the Premises to their condition prior to the making of such Alterations prior to the date of expiration or termination. If Landlord does not specify in its consent to Alterations that such Alterations need not be removed, then such Alterations must be removed by Tenant at the expiration or earlier termination of the Lease upon request from Landlord.

6.5.    Cabling. Tenant shall not install or cause to be installed any cabling or wiring (collectively, “Cabling”) without the prior written consent of Landlord as provided in Paragraph 6.4. Any installation of Cabling shall be performed pursuant to Paragraph 6.4, shall meet the requirements of the National Electrical Code (as may be amended from time to time), and shall comply with all Applicable Laws. On or prior to the expiration or earlier termination of this Lease, Tenant, at Tenant’s sole cost and expense, shall remove all Cabling so installed unless Landlord, in its sole and absolute discretion, elects in writing to waive this requirement. Any Cabling removed by Tenant shall be disposed of by Tenant, at Tenant’s sole cost and expense, in accordance with all Applicable Laws.

6.6.    Hazardous Materials.

6.6.1.    Tenant agrees to complete prior to Lease execution the questionnaire attached hereto and incorporated herein as Exhibit E (the “Hazardous Materials Questionnaire”). Tenant represents and warrants that the information completed by Tenant in the Hazardous Materials Questionnaire is true and complete. Tenant agrees to immediately inform Landlord in writing if any of the information contained in the Hazardous Materials Questionnaire becomes untrue, inaccurate or incomplete.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

6.6.2.    Landlord approves Tenant’s storage and use of those Hazardous Materials used in Tenant’s business and set forth on the Hazardous Materials Questionnaire (the “Approved Hazardous Materials”). Other than the Approved Hazardous Materials, Tenant shall not cause or permit any Hazardous Materials to be generated, brought onto, used, stored, or disposed of in or about the Premises, the Outside Area, or any other portion of the Project, by Tenant or Tenant’s Agents, except for standard office supplies and standard janitorial supplies which may be Hazardous Materials but only to the extent that such supplies (and the quantities thereof) are normally used in connection with general office uses. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant’s Agent shall strictly comply with all applicable Hazardous Materials Laws. Without limiting the generality of the foregoing, upon the expiration of the Lease Term or the earlier termination of this Lease, Tenant shall comply with all Hazardous Materials Laws relating to the closure of the Premises and/or the removal or remediation of Hazardous Materials present in, on or about the Premises.

6.6.3.    Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any Hazardous Materials which relates to the Premises, (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any Hazardous Materials Law, and/or (iii) any notice or communication from a governmental agency or any other person relating to any Hazardous Materials on, under or about the Premises; or (iv) any violation of any Hazardous Materials Laws with respect to the Premises or Tenant’s activities on or in connection with the Premises. Tenant and Tenant’s Agents shall not bring Hazardous Materials of types or quantities differing from the Approved Hazardous Materials without first obtaining the written permission of the Landlord, which shall not be unreasonably withheld, conditioned or delayed if the type of Hazardous Materials Tenant requires is in keeping with, or similar to, the Approved Hazardous Materials. At any time during the Lease term, Tenant shall, within [***] days after written request therefor received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant or Tenant’s Agents on the Premises, the nature of such use, and the manner of storage and disposal.

6.6.4.    In the event of a spill, leak, disposal or other release of any Hazardous Materials on, under or about the Premises, the Outside Area or any other portion of the Project caused by Tenant or any of its contractors, agents or employees or invitees, or the suspicion or threat of the same, Tenant shall (i) immediately undertake all emergency response necessary to contain, cleanup and remove the released Hazardous Material(s), (ii) promptly undertake all investigatory, remedial, removal and other response action necessary or appropriate to ensure that any Hazardous Materials contamination is eliminated to Landlord’s reasonable satisfaction, and (iii) provide Landlord copies of all correspondence with any governmental agency regarding the release (or threatened or suspected release) or the response action, a detailed report documenting all such response action, and a certification that any contamination has been eliminated. All such response action shall be performed, all such reports shall be prepared and all such certifications shall be made by an environmental consultant reasonably acceptable to Landlord.

6.6.5.    If Landlord at any time during the Lease Term (including any holdover period) reasonably believes that Tenant is not complying with any of the requirements of this

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Paragraph 6.6, Landlord may require Tenant to furnish to Landlord, at Tenant’s sole expense and within [***] days following Landlord’s request therefor, an environmental audit or any environmental assessment with respect to the matters of concern to Landlord. Such audit or assessment shall be prepared by a qualified consultant acceptable to Landlord. In addition, Landlord may cause testing wells to be installed on or about the Outside Area, and may cause the ground water to be tested to detect the presence of Hazardous Materials by the use of such tests as are then customarily used for such purposes, provided that Landlord shall use diligent efforts to minimize any inconvenience or disruption to Tenant’s business in connection with such installation. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and of the installation, maintenance, repair and replacement of such wells shall be paid by Tenant if such tests disclose that Tenant did not comply with the requirements of this Paragraph 6.6.

6.6.6.    As used herein, the term “Hazardous Material,” means any hazardous or toxic substance, material or waste, which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material,” includes, without limitation, petroleum products, asbestos, PCB’s, and any material or substance which is (i) defined as hazardous or extremely hazardous pursuant to §66160 of Title 26 of the California Code of Regulations, Division 22, (ii) defined as a “hazardous waste” pursuant to §1004 of the Federal Resource Conservation and Recovery Act, 42 USC, §6901 et seq. (42 USC §6903), or (iii) defined as a “hazardous substance” pursuant to §101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC, §9601 et seq. (42 USC §6901). As used herein the term “Hazardous Material Law” shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the US Environmental Protection Agency, the California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release or disposal of any Hazardous Material.

6.6.7.    Tenant shall indemnify, defend and hold harmless Landlord, Landlord’s Agents, any persons holding a security interest in the Premises or any other portion of the Project, and the respective successors and assigns of each of them, for, from and against any and all claims, demands, liabilities, damages, fines, losses (including without limitation diminution in value), costs (including without limitation the cost of any investigation, remedial, removal or other response action required by Hazardous Materials Laws) and expenses (including without limitation attorneys fees and expert fees in connection with any trial, appeal, petition for review or administrative proceeding) arising out of or in any way relating to the use, treatment, storage, generation, transport, release, leak, spill, disposal or other handling of Hazardous Materials on, under or about the Premises by Tenant or any of Tenant’s Agents or invitees. Landlord’s rights under this Paragraph 6.6.7 are in addition to and not in lieu of any other rights or remedies to which Landlord may be entitled under this Lease or otherwise. In the event any action is brought against Landlord by reason of any such claim, Tenant shall resist or defend such action or proceeding by counsel satisfactory to Landlord upon Landlord’s demand. The obligation to indemnify, defend and hold harmless shall include, without limitation, (A) [***], (B) [***], (C) [***], (D) [***], (E) [***], and (F) [***]. Tenant’s obligations under this Paragraph 6.6.7 shall survive the expiration or termination of this Lease for any reason.

6.6.8.    Landlord represents that as of the Commencement Date it has not received written notice and has no knowledge of any Hazardous Materials on, in, under or about the

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Premises (including without limitation any asbestos-containing building material or any other environmentally hazardous building materials) in violation of Hazardous Materials Laws. Landlord and its successors and assigns shall indemnify, defend, and hold Tenant harmless from and against any and all damages, including but not limited to the cost of remediation, which are suffered as a result of Hazardous Materials existing on the Premises, Building or Project prior to the Effective Date (“Landlord’s Hazardous Substances”), or that are not caused by Tenant or its employees, agents, contractors or invitees.

Notwithstanding anything to the contrary herein, Tenant shall not be responsible to remediate nor otherwise be liable or responsible for (nor shall Tenant be responsible to indemnify Landlord with respect to) any Landlord’s Hazardous Substances or any other Hazardous Materials that are not caused by Tenant or its employees, agents, contractors or invitees.

6.6.9.    The obligations of Landlord and Tenant under this Paragraph 6.6 shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this Paragraph 6.6. In the event of any inconsistency between any other part of the Lease and this Paragraph 6.6, the terms of this Paragraph 6.6 shall control.

7.	Utility Charges; Building Maintenance.

7.1.    Utility Charges.

7.1.1.    Tenant shall be responsible for and shall pay when due all charges for electricity, natural gas, water, garbage collection, janitorial service, sewer, telephone and all other utilities, materials and services of any kind furnished to the Premises and/or the Building or used by Tenant in, on or about the Premises and/or the Building during the Lease Term. If charges are not separately metered or stated, Landlord shall apportion the utility charges on an equitable basis based on Tenant’s Proportionate Share, or on an equitable basis if the Tenant’s Proportionate Share is not equitable for such purpose and Tenant shall pay such charges to Landlord within [***] days following receipt by Tenant of Landlord’s statement for such charges. Landlord shall have no liability resulting from any interruption of utility services caused by fire or other casualty, strike, riot, vandalism, the making of necessary repairs or improvements, or any other cause beyond Landlord’s reasonable control. Notwithstanding the foregoing, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of [***] consecutive business days as a result of the [***] of Landlord or Landlord’s Agents, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rent payable hereunder during the period beginning on the date Tenant provided notice of the service interruption to Landlord and ending on the day the service has been restored.

7.1.2.    ENERGY STAR®. Tenant understands that Landlord is required under applicable law to obtain, input and disclose certain benchmarking data for the U.S. Environmental Protection Agency’s ENERGY STAR® Portfolio Manager. Accordingly, within [***] days following written request therefor from Landlord (and thereafter as set forth below), Tenant will complete, execute and deliver to Landlord a data release authorization for each utility serving the Premises maintained in Tenant’s name or otherwise for the account of Tenant, in form and substance required by the relevant utility provider, permitting the relevant utility to disclose to

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Landlord Tenant’s monthly billing data, building square footage, occupancy type, operational characteristics and other information reasonably required for purposes of inputting the benchmarking data required by the U.S. Environmental Protection Agency’s ENERGY STAR® Portfolio Manager (the “Data Release Authorization”). In addition, if Tenant’s name or entity changes, Tenant shall complete, execute and deliver to Landlord an additional Data Release Authorization within [***] days following receipt of written request therefor from Landlord.

7.2.    Landlord Maintenance and Repairs.

7.2.1.    Landlord’s maintenance, repair and replacement obligations which are paid by Landlord and not reimbursed by Tenant are set forth in this Paragraph 7.2.1. Landlord, at its sole cost and expense, shall be responsible only for (i) repair and replacement of the foundation of the Building, (ii) repairs or replacements arising out of the failure of the path of travel to the Building and the Premises to be ADA compliant on the Commencement Date, and (iii) repair and replacement of the structural elements of the Building, except for any damage thereto caused by the negligence or willful acts or omissions of Tenant or of Tenant’s Agents or invitees, or by reason of the failure of Tenant to perform or comply with any terms of this Lease, or caused by any Alterations made by Tenant or by Tenant’s Agents, which shall be at Tenant’s expense. The structural elements of the Building shall consists of only the following parts of the Building: the foundation and subflooring, the roof structure (excluding the roof membrane), and the exterior walls, interior bearing or structural walls (excluding, however, interior wall surfaces). In addition, the terms “roof” and “walls” as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries.

7.2.2.    Subject to Tenant’s payment of Operating Expenses as set forth below, Landlord shall also maintain in good order, condition and repair (i) the roof of the Building (including, without limitation, roof replacement and also including the roof membrane), (ii) the Outside Area serving the Premises, (iii) the heating and air conditioning systems and equipment serving the Premises and the Building, and (iv) the fire and life safety systems and equipment serving the Premises and the Building, except for any damage thereto caused by the negligence or willful acts or omissions of Tenant or of Tenant’s Agents or invitees, or by reason of the failure of Tenant to perform or comply with any terms of this Lease, or caused by any Alterations made by Tenant or by Tenant’s Agents, which shall be at Tenant’s expense. Landlord shall at all times have exclusive control of the Outside Area, including the right to grant easements or other rights of access to third parties, and may at any time temporarily close any part thereof, exclude and restrain anyone from any part thereof, except the bona fide customers, employees and invitees of Tenant who use the Outside Area in accordance with the rules and regulations as Landlord may from time to time promulgate, and may change the configuration of the Outside Area. In exercising any such rights, Landlord shall make a reasonable effort to minimize any disruption of Tenant’s business and to avoid any adverse impact to Tenant’s access to or use of the Premises. It is an express condition precedent to all obligations of Landlord to repair that Tenant shall have notified Landlord of the need for such repairs. Tenant waives the provisions of §1941 and §1942 of the California Civil Code and any similar or successor law regarding Tenant’s right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

7.3.    Tenant Maintenance and Repairs. Tenant shall at all times and at its own expense clean, keep and maintain in good order, condition and repair, and shall replace, every part of the

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Premises that is not within Landlord’s obligation pursuant to Paragraph 7.2. Tenant’s repair and maintenance obligations shall include, without limitation, all of the following which are a part of the Premises, which are located in, on or about the Premises, or which are located outside the Premises but serve the Premises: mechanical, electrical, gas, plumbing, water, exhaust, telephone, other communication, and data systems, fixtures, pipes, conduits, appliances, equipment, facilities, and units; fixtures, interior walls, ceiling, floors, windows, doors, entrances, plate glass, skylights, and fans; lighting fixtures, ballasts, lamps and non-structural portions of the roof. Tenant shall also be responsible, at its sole cost and expense, for all pest control in, on, or about the Premises and the Outside Area surrounding the Premises. Tenant shall refrain from any discharge that will damage the septic tank or sewers serving the Premises. If the Premises have a separate entrance, Tenant shall keep the sidewalks abutting the Premises or the separate entrance free and clear of debris, and obstructions of every kind.

7.4.    Security. Tenant acknowledges and agrees that Tenant is responsible for securing the Premises and that Landlord does not, and shall not be obligated to, provide any police personnel or other security services or systems for any portion of the Premises, Building, Outside Area and/or Project. Tenant shall have the right to install a separate security system for the Premises subject to Paragraph 6.4 above.

7.5.    Interference. Landlord shall have no liability for interference with Tenant’s use when making alterations, improvements or repairs to the Building, Outside Area or the Project provided the work is performed in a reasonable manner and does not adversely affect or impair Tenant’s access to or use of the Premises.

8.	Taxes, Assessments and Operating Expenses.

8.1.    Payments. Tenant shall pay Landlord monthly, as Additional Rent, Tenant’s proportionate share of Operating Expenses and Taxes which are, as determined by Landlord, allocable or attributable to the Building or the Project, as reasonably determined by Landlord; provided, however, and notwithstanding any provision of this Lease to the contrary, Tenant shall pay Landlord, in accordance with this Paragraph 8, the entire amount (and not just Tenant’s proportionate share) of any Operating Expense incurred by Landlord which relates solely to the Premises or which are incurred solely for or on behalf of Tenant and which are not otherwise paid directly by Tenant to the provider. Commencing on the Commencement Date (subject to Paragraph 3) and thereafter in advance on the first day of each month during the Lease Term, Tenant shall pay a monthly sum as Additional Rent representing Tenant’s proportionate share of Taxes and Operating Expenses. The foregoing estimated monthly charges may be adjusted by Landlord at the end of any calendar quarter on the basis of Landlord’s experience and reasonably anticipated costs. Any such adjustment shall be effective as of the calendar month next succeeding receipt by Tenant of written notice of such adjustment. Within [***] days following the end of each calendar year, or as soon thereafter as is reasonably possible, Landlord shall furnish Tenant a statement of such actual expenses (“Actual Expenses”) for the calendar year and the payments made by Tenant with respect to such period. If Tenant’s payments for Operating Expenses and Taxes do not equal the amount of the Actual Expenses, Tenant shall pay Landlord the deficiency within [***] days after receipt of such statement. If Tenant’s payments exceed the Actual Expenses, Landlord shall offset the excess against the Operating Expenses thereafter becoming due to Landlord. There shall be appropriate adjustments of Operating Expenses and Taxes as of

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

the Commencement Date and expiration of the Lease Term. Landlord’s obligation to reimburse Tenant for any overpayment shall survive the expiration or earlier termination of the Lease, and shall be paid by Landlord within [***] days of Landlord’s determination of Actual Expenses for the year in which the Lease terminated or expired.

8.2.    Tenant’s Proportionate Share. Tenant’s proportionate share of Taxes shall mean that percentage which the Premises Area set forth in the Basic Lease Terms bears to the total rentable square footage of all buildings in the Project located on the same Tax Parcel as the Building. Tenant’s proportionate share of Operating Expenses for the Building shall be computed by dividing the Premises Area by the total rentable area of the Building (provided, however, for Operating Expenses that are Project expenses, Tenant’s proportionate share shall be computed by dividing the Premises Area by the total rentable area of the Project). If in Landlord’s reasonable judgment either of these methods of allocation results in an inappropriate allocation to Tenant, Landlord shall select some other reasonable method of determining Tenant’s proportionate share.

8.2.1.    Taxes Charged. As used herein, “Taxes” means any form of assessment, license, fee, rent tax, levy, penalty (if a result of Tenant’s delinquency), or tax (other than net income, estate, succession, inheritance transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (i) determined by the area of the tax parcel in which the Building is located (the “Tax Parcel”) or any part thereof or the rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other sums due under this Lease; (ii) imposed upon any legal or equitable interest of Landlord in the Tax Parcel or the Premises or any part thereof; (iii) imposed upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Tax Parcel; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Tax Parcel whether or not now customary or within the contemplation of the parties; (v) imposed as a special assessment for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services; or (vi) imposed as a result of any transfer of any interest in the Tax Parcel by Landlord, or the construction of any improvements thereon or thereto. “Taxes” shall not include (A) any excess profits taxes, franchise taxes, gift taxes, capital levy, capital stock taxes, inheritance or succession taxes, estate taxes, federal and state income taxes, transfer taxes, or other taxes to the extent determined on the basis of Landlord’s or any superior lessor’s general or net income (as opposed to rents or receipts attributable to operations at the Property), (B) any fines, interest or penalties incurred due to the late payment of Taxes or by reason of late filing of any required governmental report, (C) items included in or expressly excluded (except Taxes) from Operating Expenses, or (D) any amounts paid by Tenant to Landlord under other provisions of this Lease. In addition, Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises and, when possible, shall cause such taxes to be assessed and billed separately from the real or personal property of Landlord. If any such taxes are levied or assessed against Landlord or Landlord’s property and (i) Landlord pays the same or (ii) the assessed value of Landlord’s property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then, within [***] days following receipt by Tenant of a copy of the applicable tax bill with Landlord’s written request for payment thereof, Tenant shall pay to Landlord such taxes as part of Tenant’s payment of Taxes.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

8.3.    Operating Expenses.

8.3.1.    “Operating Expenses” charged to Tenant hereunder shall mean all costs and expenses of any kind or nature whatsoever incurred by Landlord in connection with the ownership, operation, management, maintenance, and repair of the Premises, the Building, the Outside Area and/or any other portions of the Project, including, without limitation the following: the costs and charges of performing Landlord’s obligations under Paragraph 7.2.2; the cost of annual roof inspections; all charges, costs, expenses, wages, services, benefits, insurance and payroll taxes or fees for all parties (including employees, contractors, or affiliates of Landlord) providing services in connection with the operation, maintenance, repair, supervision and/or security of the Premises, the Outside Area, and/or any other portions of the Project (provided that Landlord, in its sole and absolute discretion, may, but shall not be obligated to, provide any security services for the Building, the Outside Area, and/or any other portions of the Project), including taxes, insurance and benefits relating thereto; the rental cost and overhead of any office and storage space used to provide such services; cost of all supplies, materials and labor used in the operation, repair, replacement and maintenance of the Premises, the Building, the Outside Area and/or any other portions of the Project; all cost of repairs and general maintenance of the Building, the Outside Area, and/or any portions of the Project (excluding repairs and general maintenance paid for by proceeds of insurance or by Tenant or other third parties); all cost of repairs and general maintenance of the HVAC system for the Premises, including without limitation, the costs of preventative maintenance contracts and other periodic inspections; all costs of resurfacing and restriping of the parking areas of the Project; all cost of painting, sweeping, maintenance and repair of sidewalks, fountains, curbs and signs, landscape sprinkler systems, irrigation water, planting and landscaping; all cost of lighting, water, electricity and other utilities for or serving the Building and/or the Outside Area; all cost of installing, maintaining, or repairing directional signs and other markers and bumpers; all cost of maintenance and repair of any fire protection systems, lighting systems, sewer systems, storm drainage systems, and any other utility system for or serving the Outside Area; all cost of garbage, trash, rubbish and waste removal other than as required to be provided by Tenant under Paragraph 7.1; all costs with respect to repairs and maintenance of utility facilities (including pipes and conduits) serving more than one tenant; depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); premiums for commercial liability insurance covering the Premises and/or the Project; premiums for all risk or Causes of Loss-special form insurance and, at Landlord’s option, earthquake insurance on the Building; premiums for insurance against loss of rents for a period of [***] months from the date of the loss; the management fee for the manager of the Project not to exceed [***] percent ([***]%) of annual gross rent of the Premises; and all cost of any capital improvements made to the Building, the Outside Area, and/or any other portions of the Project to reduce operating costs, to comply with governmental rules and regulations enacted after completion of the Building, to replace the roof (including the roof membrane) of the Building, to replace the heating, ventilation and air conditioning (HVAC) system for the Premises, or to resurface the parking areas of the Project. The cost of any capital improvements, together with interest thereon at the interest rate provided in Paragraph 25.2, shall be amortized over the useful life of the improvement and only the annual amortized cost of such item shall be included in Operating Expenses annually.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

8.3.2.    Notwithstanding anything to the contrary in this Lease, the following items shall be excluded from Operating Expenses:

(a)    any items included in Taxes;

(b)    principal or interest on indebtedness, debt amortization or ground rent paid by Landlord in connection with any mortgages, deeds of trust or other financing encumbrances, or ground leases of the Building or the Project;

(c)    capital expenditures not described above;

(d)    legal, auditing, consulting and professional fees and other costs paid or incurred in connection with financings, refinancings or sales of any interest in Landlord or of Landlord’s interest in the Building or the Project or in connection with any ground lease (including, without limitation, recording costs, mortgage recording taxes, title insurance premiums and other similar costs, but excluding those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Building and/or the Project);

(e)    legal fees, space planner’s fees, architect’s fees, leasing and brokerage commissions, advertising and promotional expenditures and any other marketing expense incurred in connection with the leasing of space in the Building (including new leases, lease amendments, lease terminations and lease renewals);

(f)    the cost of any items to the extent to which such cost is reimbursed to Landlord by tenants of the Project (other than as a reimbursement of operating expenses); or other third parties, or is covered by a warranty to the extent of reimbursement for such coverage;

(g)    expenditures for any leasehold improvement which is made in connection with the preparation of any portion of the Building for occupancy by any tenant of the Building or the Project;

(h)    the cost of performing work or furnishing service to or for any tenant other than Tenant, at Landlord’s expense, to the extent such work or service is in excess of any work or service Landlord is obligated to provide to Tenant or generally to other tenants in the Building at Landlord’s expense;

(i)    the cost of repairs or replacements incurred by reason of fire or other casualty, or condemnation, to the extent Landlord actually receives proceeds of property and casualty insurance policies or condemnation awards or would have received such proceeds had Landlord maintained the insurance required to be maintained by Landlord under this Lease;

(j)    the cost of acquiring sculptures, paintings or other objects of fine art in the Building or the Project in excess of amounts typically spent for such items in comparable buildings or projects;

(k)    bad debt loss, rent loss, or reserves for bad debt or rent loss;

(l)    unfunded contributions to operating expense reserves by other tenants;

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(m)    damage and repairs necessitated by the gross negligence or willful misconduct of Landlord or Landlord’s Agents;

(n)    fees, costs and expenses incurred by Landlord in connection with or relating to claims against or disputes with tenants of the Building or the Project;

(o)    interest, fines or penalties for late payment or violations of Applicable Laws by Landlord, except to the extent incurring such expense is either (1) a reasonable business expense under the circumstances, or (2) caused by a corresponding late payment or violation of an Applicable Law by Tenant, in which event Tenant shall be responsible for the full amount of such expense;

(p)    the cost of remediation and removal of Hazardous Materials in the Building or on the Project as required by applicable laws;

(q)    costs for the original construction and development of the Building;

(r)    costs and expenses incurred for the administration of the entity which constitutes Landlord, as the same are distinguished from the costs of operation, management, maintenance and repair of the Building and/or the Project, including, without limitation, entity accounting and legal matters;

(s)    the wages and benefits of any employee above the level of general manager;

(t)    except as may be otherwise expressly provided in this Lease with respect to specific items, including, without limitation, any management fee paid by Landlord, the cost of any services or materials provided by any party related to Landlord, to the extent such cost exceeds, the reasonable cost for such services or materials obtained at arm’s length on a competitive basis; and

(u)    depreciation for the Building or Project.

9.	Parking.

Subject to the provisions of this Paragraph 9, Tenant, Tenant’s Agents and invitees shall have the non-exclusive light to use the common driveways and truck court areas located in the Outside Area, subject to the parking rights and rights of ingress and egress of other occupants. In addition, Tenant, Tenant’s Agents and invitees shall have the non-exclusive right to use up to [***] parking spaces in the parking facilities which serve the Premises. Of such allocation, [***] parking spaces in a location reasonably determined by Landlord shall be exclusively for the use of Tenant (“Tenant’s Reserved Spaces”). Except for Tenant’s Reserved Spaces, Tenant’s parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles, or standard size trucks, standard size service vans or sport utility vehicles. Under no circumstances shall overnight parking be allowed, nor shall trucks, trailers or other large vehicles serving the Premises (i) be used for any purpose other than for the loading and unloading of goods and materials or (ii) be permitted to block streets and/or ingress and egress to and from the Project or (iii) be parked inside any portion of the Premises or the Building. Temporary parking of large delivery vehicles in the Project may be permitted only with Landlord’s prior written consent.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. Per Paragraph 1.6 of this Lease, Landlord reserves the right to grant parking rights (exclusive and otherwise) within the relevant portions of the Outside Area to occupants of the Project.

10.	Tenant’s Indemnification.

Except to the extent waived by Paragraph 11.3, Tenant hereby agrees to defend (with counsel reasonably satisfactory to Landlord or Landlord’s Agents, as applicable), indemnify and hold harmless Landlord and Landlord’s Agents from and against any and all claims, damage, loss, liability or expense including attorneys’ fees and legal costs suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to the use or occupancy of the Premises or Project, the Project, or any part thereof and adjacent areas by Tenant, the acts or omissions of the Tenant and/or Tenant’s Agents, except to the extent caused by the [***] of Landlord or Landlord’s Agents. Tenant agrees that the obligations assumed herein shall survive the termination or expiration of this Lease. The foregoing indemnity shall not apply, however, to any claims, damage, loss, liability or expense arising out of or in connection with the presence of any Hazardous Materials in, on or about the Premises or the Project, which indemnity shall be governed solely by the provisions of Paragraph 6.6.

Landlord shall protect, defend, indemnify and hold Tenant harmless from all loss, damage, liability or expense, including attorneys’ fees, resulting from any injury to any person or any loss of or damage to any property caused by or resulting from (i) with respect to the Premises, the [***] of Landlord or any officer, employee, agent, or contractor of Landlord; and (ii) with respect to the remainder of the Building and Project other than the Premises, the [***] of Landlord or any officer, employee, agent, or contractor of Landlord; but the foregoing provision shall not be construed to make Landlord responsible for loss, damage, liability or expense resulting from injuries to third parties caused by any act, omission (where Tenant had a duty to act) or negligence of Tenant, or of any officer, employee, agent, contractor, invitee or visitor of Tenant. The foregoing indemnity shall not apply, however, to any claims, damage, loss, liability or expense arising out of or in connection with the presence of any Hazardous Materials in, on or about the Premises or the Project, which indemnity shall be governed solely by the provisions of Paragraph 6.6.

11.	Insurance; Waiver of Subrogation.

11.1.    Landlord. During the Lease Term, Landlord shall keep the Building insured against fire and other risks covered by a “Causes of Loss-Special Form” property insurance policy and against such other losses (including, without limitation, inflation endorsement, sprinkler leakage endorsement, earthquake, earth movement and flood coverage, and/or boiler and machinery insurance) as Landlord may deem reasonable, excluding coverage of Landlord’s Work, all Alterations made by Tenant and Tenant’s personal property located on or in the Premises. Such insurance shall also include insurance against loss of rents on a “Causes of Loss-Special Form” basis, including, at Landlord’s option, earthquake, earth movement and flood, in an amount equal to the Base Rent and Additional Rent, and any other sums payable under the Lease, for a period

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

of at least [***] commencing on the date of loss. Such insurance shall name Landlord, its managers and members/partners of any tier and their designated representatives, and the directors, trustees, officers, employees, attorneys, and agents of any of them (collectively, the “Landlord. Additional Insured Entities”) as additional insureds and include a lender’s loss payable endorsement in favor of Landlord’s lender. If the premiums for such insurance are increased after the Commencement Date due to an increase in the value of the Building or its replacement cost, Tenant shall pay Tenant’s Percentage of such increase within [***] days of notice of such increase. If such premiums are increased due to Tenant’s use of the Premises, improvements installed by Tenant or any other cause solely attributable to Tenant, Tenant shall pay the full amount of the increase within [***] days of notice of such increase.

11.2.    Tenant.

11.2.1.    Tenant shall keep all of Tenant’s property on the Premises, Landlord’s Work and any Alterations made by Tenant insured against fire and other risks covered by a “Causes of Loss - Special Form” property insurance policy in an amount equal to the replacement cost of such property, the proceeds of which shall, so long as this Lease is in effect, be used for the repair or replacement of the property so insured. Tenant shall also carry commercial general liability insurance written on an occurrence basis with policy limits of not less than [***] each occurrence, which includes blanket contractual liability broad form property damage, personal injury, completed operations and products liability. The above initial amount shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord’s professional insurance advisers and other relevant factors. In addition, if Tenant’s use of the Premises includes any activity or matter that would be excluded from coverage under a commercial general liability policy, Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter in such amounts as Landlord may reasonably require. The insurance required to be maintained by Tenant under this Lease shall be primary coverage; any insurance required to be maintained by Landlord under this Lease shall be secondary coverage.

11.2.2.    Such commercial general liability insurance shall be (i) provided by an insurer or insurers who are approved to issue insurance policies in the State in which the Premises is located and have an A.M. Best financial strength rating of [***] or better and financial size category not less than [***] in the most current edition of Best’s Insurance Reports, and (ii) shall be evidenced by a certificate delivered to Landlord on or prior to the Commencement Date and annually thereafter stating that the coverage shall not be cancelled or materially altered without [***] days advance written notice to Landlord. The Landlord Additional Insured Entities shall be named as additional insureds on such policy together with, upon written request from Landlord, Landlord’s mortgagee. If Tenant fails to procure and maintain the insurance required hereunder, Landlord may, but shall not be required to, order such insurance at Tenant’s expense and Tenant shall reimburse Landlord. Such reimbursement shall include all costs incurred by Landlord including Landlord’s reasonable attorneys’ fees, with interest thereon at the interest rate provided in Paragraph 25.2.

11.3.    Waiver of Subrogation. Landlord and Tenant each hereby releases the other, and the other’s partners, officers, directors, members, agents and employees, from any and all liability and responsibility to the releasing party and to anyone claiming by or through it or under it, by

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

way of subrogation or otherwise, for all claims, or demands whatsoever which arise out of damage or destruction of property occasioned by perils which can be insured by a “Causes of Loss - Special Form” and/or “special coverage” insurance form. Landlord and Tenant grant this release on behalf of themselves and their respective insurance companies and each represents and warrants to the other that it is authorized by its respective insurance company to grant the waiver of subrogation contained in this Paragraph 11.3. This release and waiver shall be binding upon the parties whether or not insurance coverage is in force at the time of the loss or destruction of property referred to in this Paragraph 11.3.

11.4.    Co-Insurer. If, on account of the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then, any loss or damage Landlord shall sustain by reason thereof, including attorneys’ fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

11.5.    Landlord’s Disclaimer. Landlord and Landlord’s Agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or any other cause whatsoever, unless caused by or due to the sole negligence or willful acts of Landlord. Tenant shall give prompt written notice to Landlord in case of a casualty, accident or repair needed in the Premises.

12.	Property Damage.

12.1.    Notice; Total Destruction. Tenant shall immediately give written notice to Landlord if the Premises or the Building are damaged or destroyed. If the Premises or the Building should be totally destroyed or so damaged by an insured peril in an amount exceeding [***] percent ([***]%) of the full construction replacement cost of the Building or Premises, respectively (as used herein, the “Damage Threshold”), Landlord may elect to terminate this Lease as of the date of the damage by notice of termination in writing to Tenant within [***] days after such date, in which event all unaccrued rights and obligations of the parties under this Lease shall cease and terminate except to the extent such obligations specifically survive termination of this Lease.

12.2.    Partial Destruction. If the Building or the Premises should be damaged by an insured peril which does not meet the Damage Threshold, or if damage or destruction meeting the Damage Threshold occurs but Landlord does not elect to terminate this Lease, this Lease shall not terminate and Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, Alterations, additions and other improvements required to be covered by Tenant’s insurance pursuant to Paragraph 11.2. If the Premises are untenantable in whole or part during the period commencing upon the date of the occurrence of such damage and ending upon substantial completion of Landlord’s required repairs or rebuilding, Base Rent shall be reduced during such period to the extent the Premises are not reasonably usable by Tenant for the Permitted Use.

12.3.    Damage Near End of Lease Term. If the damage to the Premises or Building occurs during the last [***] months of the Lease Term in an amount exceeding [***] of the full

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

construction replacement cost of the Building or Premises, respectively, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within [***] days after Tenant’s notice to Landlord of the occurrence of the damage, in which event all unaccrued rights and obligations of the parties under this Lease shall cease and terminate except to the extent such obligations specifically survive termination of this Lease.

12.4.    Repair of Damage. All repairs made by Landlord pursuant to this Paragraph 12 shall be accomplished as soon as is reasonably possible, subject to force majeure as described in Paragraph 25.1. Landlord’s good faith estimate of the cost of repairs of any damage, or of the replacement cost of the Premises or the Building, shall be conclusive as between Landlord and Tenant. The repair and restoration of the Premises shall be made pursuant to plans and specifications developed by Landlord in Landlord’s sole and absolute discretion and judgment, and such plans and specifications shall exclude all equipment, fixtures, improvements and Alterations installed by Tenant. All insurance proceeds for repairs shall be payable solely to Landlord, and Tenant shall have no interest therein. Nothing herein shall be construed to obligate Landlord to expend monies in excess of the insurance proceeds received by Landlord. Landlord shall be responsible for the insurance deductible, unless the loss is caused by Tenant or Tenant’s Agents, in which case, and notwithstanding the provisions of Paragraph 11.3, Tenant shall be responsible for the amount of the deductible. Notwithstanding any provision to the contrary, Landlord’s obligation, should it elect or be obligated to repair or rebuild, shall be limited to the Premises or the Building as the same existed immediately prior to the casualty, excluding, however, Landlord’s Work and any Alterations made by Tenant.

12.5.    Other Damage. If the Premises or the Building is substantially or totally destroyed by any cause whatsoever which is not covered by the foregoing provisions of this Paragraph 12, this Lease shall terminate as of the date the destruction occurred; provided, however, that if the damage does not meet the Damage Threshold, Landlord may elect (but will not be required) to rebuild the Premises at Landlord’s own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within [***] days after the casualty.

12.6.    Insurance Proceeds Payable to Landlord. Notwithstanding anything to the contrary, in the event of any termination of this Lease as provided in this Paragraph 12, all insurance proceeds payable under policies maintained by Tenant covering Landlord’s Work and the Alterations made by Tenant shall be assigned and paid to Landlord.

13.	Condemnation.

13.1.    Partial Taking. If a portion of the Premises and/or the Outside Area serving the Premises is condemned and Paragraph 13.2 does riot apply, this Lease shall continue on the following terms:

13.1.1.    Landlord shall be entitled to all of the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of the condemnation. Tenant shall, however, be entitled to make a separate claim for moving and relocation expenses and other damages suffered by Tenant, and Landlord agrees to reasonably cooperate, at no additional cost to Landlord, with Tenant to the extent such claim must be submitted with those of Landlord provided that in no event shall Landlord’s award be reduced by any claim made by Tenant.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

13.1.2.    Landlord shall proceed as soon as reasonably possible to make such repairs and alterations to the Premises as are necessary to restore the remaining Premises and/or the remaining Outside Area serving the Premises to a condition as comparable as reasonably practicable to that existing at the time of condemnation. Landlord need not incur expenses for restoration in excess of the amount of condemnation proceeds received by Landlord after payment of all reasonable costs, expenses and attorneys fees incurred by Landlord in connection therewith.

13.1.3.    Rent shall be abated during the period of restoration to the extent the Premises are not reasonably usable by Tenant for the use permitted by Paragraph 6.1, and rent shall be reduced for the remainder of the Lease Term in an amount equal to the reduction in rental value of the Premises caused by the taking.

13.2.    Total Taking. If a condemning authority takes the entire Premises or a portion sufficient to render the remainder unsuitable for Tenant’s use, then either party may elect to terminate this Lease effective on the date that title passes to the condemning authority. Landlord shall be entitled to all of the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of such condemnation. Tenant shall, however, be entitled to make a separate claim for moving and relocation expenses and other damages suffered by Tenant, and Landlord agrees to reasonably cooperate, at no additional cost to Landlord, with Tenant to the extent such claim must be submitted with those of Landlord provided that in no event shall Landlord’s award be reduced by any claim made by Tenant.

13.3.    Statutory Waiver. Each party hereby waives the provisions of §1265.130 of the California Code of Civil Procedure allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Project or Premises.

14.	Assignment, Subletting and Other Transfers.

14.1.    General. Except with respect to a Permitted Transfer (as defined below), neither the Lease nor any part of the Premises may be assigned, mortgaged, subleased or otherwise transferred, nor may a right of use of any portion of the Premises be conferred on any person or entity by any other means, without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed. Prior to effectuating any such assignment, sublease or other transfer, Tenant shall notify Landlord in writing of the name and address of the proposed transferee, and deliver to Landlord with such notice a true and complete copy of the proposed assignment agreement, sublease or other occupancy agreement, current financial statements of such proposed transferee, a statement of the use of the Premises by such proposed transferee and such other information or documents as may be necessary or appropriate to enable Landlord to determine the qualifications of the proposed transferee together with a request that Landlord consent thereto (“Tenant’s Notice”). Without limiting Landlord’s ability to deny or condition consent for any other reason, it shall not be considered unreasonable if Landlord’s consent to a proposed sublease, assignment or other transfer is denied based on the following: (i) [***], (ii) [***], (iii) [***], (iv) [***], (v) [***], (vi) [***], (vii) [***], (viii) [***]; or (ix) [***]. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph 14.1 shall be void.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

14.2.    Landlord’s Alternatives. Except in the event of a Permitted Transfer (which shall not be subject to the provisions of this Paragraph 14.2), within [***] days after Landlord’s receipt of the information specified in Paragraph 14.1, Landlord shall, by written notice to Tenant, elect: (i) if the proposed transfer is a sublease for more than [***] of the Premises (taken in the aggregate with any prior sublease) and for more than [***] of the then-remaining Term, then to terminate this Lease as of the commencement date stated in the proposed sublease with respect to all or any portion of the Premises Tenant proposes to sublease, or if the proposed transfer is an assignment of Tenant’s interest in the Lease, then to terminate this Lease as of the commencement date stated in the proposed assignment; (ii) to consent to the transfer by Tenant; or (iii) to refuse its consent to the transfer. If Landlord proceeds under clause (ii) of this Paragraph 14.2 and consents to the transfer, Tenant may thereafter enter into a valid sublet of the Premises or portion thereof, upon the terms and conditions and with the proposed transferee set forth in the information furnished by Tenant to Landlord pursuant to Paragraph 14.1, subject, however, to the requirements of Paragraph 14.4.

14.3.    Permitted Transfer. Notwithstanding the foregoing, and subject to Paragraph 6.1 of this Lease regarding the use of the Premises and Paragraph 6.6, Landlord’s prior written consent shall not be required for an assignment of this Lease or a sublease of the entire Premises to any of the following transferees (each such transferee being a “Permitted Transferee” and such transfer a “Permitted Transfer”): (i) an Affiliate (hereafter defined in this Paragraph 14.3) of Tenant; (ii) a corporation or other valid entity into which Tenant merges or consolidates; (iii) a transferee that purchases all of, or at least [***] of, Tenant’s assets, (iv) an assignment of this Lease to an entity which is the resulting entity of a merger or consolidation of Tenant, (v) a sale or other transfer of corporate shares of capital stock (or any member interest if Tenant is a limited liability company) in Tenant in connection with either a bona fide financing for the benefit of Tenant or an initial public offering of Tenant’s stock on a nationally-recognized stock exchange (and, following any such public offering, the sale or transfer of any such shares shall be a Permitted Transfer) or any other transaction, or (vi) transfers of shares of stock or membership interests in Tenant which do not result in a change of control of Tenant. The assignment of this Lease to or a sublease of the entire Premises to a Permitted Transferee shall be subject to the following conditions: (A) Tenant shall give Landlord prior written notice of the name of any such assignee or subtenant; (B) any assignee shall assume, in writing, for the benefit of Landlord all of Tenant’s obligations under this Lease, and any subtenant shall agree, in writing, for the benefit of Landlord that such sublease is subject to and subordinate to this Lease; (C) the Tenant shall not be released from any obligations under this Lease; and (D) in the case of items (i) through (v) above, the Permitted Transferee shall have a tangible net worth which is at least equal to the greater of Tenant’s tangible net worth at the time of the assignment or sublease, as applicable, or on the Effective Date. The term “Affiliate” as used herein shall mean any partnership, limited liability company, or corporation, which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another partnership, limited liability company, or corporation. The term “control,” as used in the immediately preceding sentence shall mean with respect to a corporation the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation, and, with respect to any partnership or, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled partnership or limited liability company, as applicable.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

14.4.    No Release; Excess Rent. No assignment, subletting or other transfer, whether consented to by Landlord or not, or permitted hereunder, shall relieve Tenant of its liability under this Lease. If an event of default occurs while the Premises or any part thereof are assigned, sublet or otherwise transferred, then Landlord, in addition to any other remedies herein provided, or provided by law, may collect directly from such assignee, sublessee or transferee all rents payable to Tenant and apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant’s obligations hereunder. If Tenant assigns or otherwise transfers this Lease or sublets the Premises for an amount in excess of the rent called for by this Lease, [***] of the Excess Consideration (as defined below) shall be paid to Landlord within [***] days following receipt by Tenant. As used herein, “Excess Consideration” means all rents or other sums received by Tenant under any such assignment, sublease or other transfer which are in excess of the rents and other sums payable by Tenant under this Lease after deduction therefrom for reasonable costs actually paid by Tenant for additional improvements installed in the portion of the Premises subject to such assignment, sublease or other transfer by Tenant at Tenant’s sole cost and expense for the specific assignee, sublessee or other transfer in question and reasonable leasing commissions, attorney’s fees, and other costs paid by Tenant in connection with such assignment, sublease or other transfer, without deduction for carrying costs due to vacancy or otherwise. For the purposes of determining the Excess Consideration payable to Landlord pursuant to Paragraph 14.2, if a portion of the Premises is sublet, the pro rata share of the rent attributable to such partial area of the Premises shall be determined by Landlord by dividing the rent payable by Tenant hereunder by the total square footage of the Premises and multiplying the resulting quotient (the per square foot rent) by the number of square feet of the Premises which are sublet. Landlord may hire outside consultants to review the transfer documents and information. Tenant shall pay Landlord an administrative fee of [***] and in addition shall reimburse Landlord for all costs and expenses incurred by Landlord in connection with any request for consent under this Paragraph (even if consent is denied or the request is withdrawn) and such reimbursement shall include all out-of-pocket expenses, including reasonable attorneys’ fees, on demand, not to exceed [***].

15.	Tenant Default.

15.1.    Default. Any of the following shall constitute a default by Tenant under this Lease:

15.1.1.    Tenant’s failure to (i) pay rent or any other charge under this Lease within [***] days following the date such payment is due (provided, however, for the first failure to pay rent or other charge under this Lease within [***] following the date such payment is due in any [***] period, Tenant shall not be in default unless such failure continues for [***] days following Tenant’s receipt of written notice thereof) or (ii) immediately cure or remove any lien pursuant to Paragraph 19 or (iii) except as provided in Paragraphs 15.1.2 through 15.1.4, comply with any other term or condition within [***] days following written notice from Landlord specifying the noncompliance. If any failure described in clause (iii) of the immediately preceding sentence cannot be cured within the [***]-day period, this provision shall be deemed complied with so long as Tenant commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to effect the remedy as soon as practicable, in no event to exceed [***] days from the date of receipt of notice from Landlord.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

15.1.2.    Tenant’s insolvency; assignment for the benefit of its creditors; Tenant’s voluntary petition in bankruptcy or adjudication as bankrupt; attachment of or the levying of execution on the leasehold interest and failure of Tenant to secure discharge of the attachment or release of the levy of execution within [***] days; or the appointment of a receiver for Tenant’s properties.

15.1.3.    Abandonment (as defined by Applicable Law) of the Premises by Tenant.

15.1.4.    Failure of Tenant to deliver the documents or agreements required under Paragraphs 18.1 and/or 18.3 within the relevant time period(s) specified therein, where such failure continues for an additional [***] days after written notice from Landlord to Tenant.

15.2.    Remedies. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

15.2.1.    Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due.

15.2.2.    Landlord may terminate Tenant’s right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker’s commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. On termination, Landlord has the right to remove all Tenant’s personal property and store the same at Tenant’s cost and to recover from Tenant as damages:

(i)    The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

(ii)    The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant prove could have been reasonably avoided; plus

(iii)    The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Lease Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

(iv)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which, in the

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (A) in retaking possession of the Premises; (B) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (C) for leasing commissions; or (D) for any other costs necessary or appropriate to relet the Premises; plus

(v)    At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

The “worth at the time of award” of the amounts referred to in Paragraphs 15.2.2(i) and 15.2.2(ii) is computed by allowing interest at the interest rate as provided in Paragraph 25.2 on the unpaid rent and other sums due and payable from the termination date through the date of award. The “worth at the time of award” of the amount referred to in Paragraph 15.2.2(iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus [***]. Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure §1174 and §1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

15.2.3.    Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 15.2 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

15.2.4.    Tenant acknowledges that certain benefits or concessions provided by Landlord are conditioned upon Tenant’s timely, fully and faithful performance of each and every obligation, covenant, representation and warranty of this Lease throughout the entire term of this Lease, even though such benefits or concessions may be realized by Tenant over less than the entire term of this Lease. Accordingly, notwithstanding anything to the contrary contained herein, in the event Landlord brings an action against Tenant for default under this Lease which seeks to terminate this Lease or Tenant’s right of possession, Landlord shall become immediately entitled to receive from Tenant as additional rent the unamortized amount of all such benefits and concessions allocable to the balance of the Lease term on a pro rata basis, i.e., an amount equal to the product of (x) the sum of (a) any amounts theretofore or thereafter paid by Landlord to Tenant or to any third party, or any amounts credited to Tenant or to any third party, for of on account of (i) any moving, tenant improvement, decorating or other allowance or credit granted to Tenant, (ii) any real estate commission paid on account of this Lease, and (iii) any expenses or costs related to assumption by Landlord of any other lease, plus (b) an amount equal to the difference between the Base Rent specified in this Lease and rent for any period for which this Lease provides any lesser amount including zero or nominal rent, including for any period of early occupancy of the Premises prior to the Commencement Date of this Lease, plus (c) the amount spent by Landlord for any tenant improvements to the Premises; multiplied by (y) a fraction, the numerator of which is the number of days of the term of this Lease remaining between the date of default and the expiration of the term of this Lease, and the denominator of which is the total number of days for the term of this Lease.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

15.3.    Bankruptcy.

15.3.1.    The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or •the insolvency of Tenant, shall, at Landlord’s option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant’s unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within [***] days after an order for relief in a liquidation action or within [***] days after the commencement of any action.

15.3.2.    Within [***] days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss resulting from Tenant’s breach of this Lease, including any attorneys’ fees and costs incurred by Landlord as a result of such breach and/or the bankruptcy proceedings instituted by or against Tenant, and shall provide adequate assurance of future performance under the Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to (i) assurance of source and payment of Rent and other consideration due under this Lease and (ii) assurance that the assumption or assignment of this Lease will not breach any provision, such as radius, location, use or exclusivity provisions in any other lease of space within the Project.

15.3.3.    Nothing contained in this Paragraph 15.3 shall affect the right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating equity in the Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

15.4.    No Bar of Action(s). Landlord may sue periodically to recover damages during the period corresponding to the remainder of the Lease Term, and no action for damages shall bar a later action for damages subsequently accruing.

15.5.    Landlord Cure. If Tenant fails to perform any obligation under this Lease, Landlord shall have the option to do so after [***] days written notice to Tenant. All of Landlord’s expenditures to correct the default shall be reimbursed by Tenant on demand together with interest at the interest rate provided in Paragraph 25.2 from the date of expenditure until repaid. Such action by Landlord shall not waive any other remedies available to Landlord because of the default.

15.6.    No Exclusion. The foregoing remedies shall be in addition to and shall not exclude any other remedy available to Landlord at law or in equity.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

16.	Landlord Default.

Landlord shall be in default under this Lease if it shall fail to comply with any term, provision or covenant of this Lease and shall not cure such failure within [***] days after written notice thereof to Landlord unless such cure cannot reasonably be accomplished within such [***]-day period. Landlord shall have such additional time as is reasonably necessary to accomplish such cure provided Landlord promptly commences and diligently prosecutes such cure to completion.

17.	Surrender at Expiration or Termination.

17.1.    Surrender. On expiration or early termination of this Lease, Tenant shall deliver all keys to Landlord, have final utility readings made and pay all utility accounts current on the date of move out, and surrender the Premises clean and free of debris inside and out, with all mechanical, electrical, and plumbing systems in good operating condition, all signing removed and defacement corrected, all repairs called for under this Lease completed, all interior walls repaired and repainted if marked or damaged, all carpets steam cleaned, all broken, marred or nonconforming acoustical ceiling tiles replaced, all windows washed, the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulb or ballasts, and all floors cleaned, all to the reasonable satisfaction of Landlord. Also prior to the expiration or earlier termination of the Lease Term, Tenant shall, at its sole cost and expense, remove all Tenant’s personal property from the Premises. The Premises shall be delivered in the same condition as at the Commencement Date, subject only to damage by casualty, the provisions of Paragraphs 6.4, 6.5, 6.6 and 17.2 and depreciation and wear and tear from ordinary use. Tenant shall remove all of its furnishings and trade fixtures that remain its property and restore all damage resulting from such removal. Failure to remove said property shall be an abandonment of same, and Landlord may remove and/or dispose of it in any manner permitted under law without liability, and Tenant shall be liable to Landlord for any costs of removal, restoration, transportation to storage, storage and/or disposal, plus an administrative fee of [***] percent ([***]%), together with interest on all such expenses and fees at the interest rate provided in Paragraph 25.2. The provisions of this Paragraph 17.1 (including, without limitation, all provisions referenced herein) shall survive the expiration or earlier termination of this Lease.

17.2.    Removal of Hazardous Materials. Upon expiration of this Lease or sooner termination of this Lease for any reason, Tenant shall (i) remove all Hazardous Materials and facilities used for the storage or handling of Hazardous Materials from the Premises and restore the affected areas by repairing any damage caused by the installation or removal of the facilities and (ii) take any and all actions necessary to close all Hazardous Materials permits and approvals for the Premises with all government and other regulatory agencies having jurisdiction over the Project. Following such removal, Tenant shall certify in writing to Landlord that all such removal is complete. Until such time as Tenant has fulfilled all the requirements of this Paragraph 17.2 (in addition to any other requirements), Landlord may treat Tenant as a holdover Tenant as provided below; provided, however, that any such continuation of this Lease shall not relieve Tenant of its obligations under this Paragraph 17.2.

17.3.    Failure to Vacate. If Tenant fails to vacate the Premises when required and holds over without Landlord’s prior written consent, Landlord shall treat Tenant as a tenant from month

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

to month, subject to all provisions of this Lease except the provision for Lease Term and at a rental rate equal to (i) [***] of the Base Rent plus (ii) all Additional Rent payable by Tenant immediately preceding the scheduled expiration of the Lease Term for the first [***] of holding over, thereafter Landlord may elect either (i) to continue such month’ to month tenancy at a rental rate equal to (i) [***] of the Base Rent plus (ii) all Additional Rent thereafter, or (ii) to treat Tenant as a tenant at sufferance, eject Tenant from the Premises and recover damages caused by wrongful holdover including, without limitation, as set forth in Paragraph 17.4. Failure of Tenant to remove furniture, furnishings, cabling or other telecommunications equipment, or trade fixtures which Tenant is required to remove under this Lease, or to comply fully with the provisions of Paragraph 17.2, shall constitute a failure to vacate to which this Paragraph 17.3 shall apply if such property not removed substantially interferes with occupancy of the Premises by another tenant or with occupancy by Landlord for any purpose including preparation for a new tenant. If a month-to-month tenancy results from a holdover by Tenant under this Paragraph 17.3, the tenancy shall be terminable by either Landlord or Tenant upon [***] days prior written notice from by one party to the other party, provided such termination shall not be effective prior to the [***] day after the expiration date. Tenant waives any notice that would otherwise be provided by law with respect to a month-to-month tenancy.

17.4.    Indemnification. Tenant acknowledges that, if Tenant holds over without Landlord’s consent as provided above, such holding over may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Premises and/or the Building. Therefore, if Tenant fails to surrender the Premises upon the expiration or other termination of this Lease, and such failure continues for more than [***] days after the expiration date, then, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from any and all obligations, losses, claims, actions, causes of action, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys and consultants fees and expense) resulting from such failure including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom. The provisions of this Paragraph 17.4 are in addition to, and do not affect, Landlord’s right to re-entry or other rights hereunder or provided by law. Tenant’s obligations under this Paragraph 17.4 shall survive the expiration or earlier termination of this Lease.

18.	Mortgage or Sale by Landlord; Estoppel Certificates.

18.1.    Priority. This Lease is subject and subordinate to mortgages and deeds of trust (collectively “Encumbrances”) which may now affect the Premises or the parcel on which the Building or the Project are located; provided, however, if the holder or holders of any such Encumbrance (“Holder”) shall require that this Lease be prior and superior thereto, Tenant shall, within [***] days after written request from Landlord, execute, have acknowledged and deliver any and all reasonable documents or instruments, which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which may hereafter be executed covering the Premises or the parcel on which the Building or the Project are located, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

advances, together with interest thereon at the interest rate provided in Paragraph 25.2 and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, Holder agrees to recognize Tenant’s rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within [***] business days after Landlord’s written request, Tenant shall execute any and all commercially-reasonable documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance. If Tenant fails to do so, it shall be in default under this Lease and, in addition to all of Landlord’s other rights and remedies for such default, it shall be deemed that this Lease is subordinated. Landlord shall use commercially reasonable efforts to obtain for the benefit of Tenant a commercially reasonable subordination, non-disturbance and attornment agreement from the holder of any future Encumbrance.

18.2.    Attornment. If the Building is sold as a result of foreclosure of any Encumbrance thereon or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee, and the transferor shall have no further liability hereunder.

18.3.    Estoppel Certificate. Tenant shall, within [***] days following written request by Landlord, execute and deliver to Landlord any documents, including estoppel certificates, in a commercially reasonable form prepared by Landlord (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults, and (iii) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Building and/or the parcel on which the Building is located, or a purchaser of the Building and/or the parcel on which the Building is located from Landlord. Tenant’s failure to deliver an estoppel certificate within two (2) business days after delivery of Landlord’s written notice that Tenant failed to deliver an estoppel certificate within the [***] day period referenced above shall be conclusive upon Tenant (A) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (B) that there are now no uncured defaults in Landlord’s performance and (C) that no rent has been paid in advance.

19.	Liens.

Tenant shall keep the Premises, the Building, and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and shall indemnify, defend and hold Landlord and Landlord’s Agents harmless from all claims, costs and liabilities, including attorneys fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within [***] days after written request by Landlord. Tenant shall give Landlord written notice of Tenant’s intention to perform work on the Premises, which might result in any claim of lien at least [***] days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility. If Tenant fails to so remove any such lien within the prescribed [***] day period, then Landlord may do so at Tenant’s expense and Tenant shall reimburse Landlord for such amounts upon demand. Such reimbursement shall include all costs incurred by Landlord including Landlord’s reasonable attorneys’ fees with interest thereon at the interest rate provided in Paragraph 25.2.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

20.	Attorneys Fees; Waiver of Jury Trial.

In the event that any party shall bring an action to enforce its rights under this Lease, the prevailing party in any such proceeding shall be entitled to recover its reasonable attorneys, witness and expert fees and costs of the proceeding, including any appeal thereof and in any proceedings in bankruptcy. To the extent allowed by Applicable Law, disputes between the parties which are to be litigated shall be tried before a judge without a jury.

21.	Limitation on Liability; Transfer by Landlord.

21.1.    Property and Assets. Landlord’s personal liability under this Lease shall be limited pursuant to the provisions of this Paragraph 21.1; Tenant shall look solely to Landlord’s interest in the Building and the parcel on which the Building is located for any recovery of damages for any breach by Landlord of this Lease, or any recovery of any judgment against Landlord. None of the members comprising Landlord (whether partners, members, shareholders, officers, directors, trustees, employees, beneficiaries or otherwise) shall ever be personally liable for any such judgment. There shall be no levy of execution against any assets of Landlord, other than the Building and the parcel on which the Building is located, or the assets of such members on account of any liability of Landlord hereunder. Tenant hereby waives any right of recovery or satisfaction of any judgment against Landlord or its members, except as to Landlord’s interest in the Building and the parcel on which the Building is located as herein specified.

21.2.    Transfer by Landlord. All obligations of Landlord hereunder will be binding upon Landlord only during the period of its possession of the Premises and not thereafter. The term “Landlord” shall mean only the owner of the Premises for the time being, and if such owner transfers its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Lease Term upon each new owner for the duration of each owner’s ownership.

21.3.    Other Occupants. Landlord shall have no liability to Tenant for loss or damages arising out of the acts or inaction of other tenants or occupants.

22.	Landlord’s Right to Perform Tenant’s Covenants.

If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation of Tenant under this Lease, upon written notice to Tenant, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant within [***] days of Landlord’s written demand therefor, together with interest thereon at the interest rate provided in Paragraph 25.2 from such date to the date of payment by Tenant to Landlord, plus collection costs and attorneys’ fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

23.	Mortgagee Protection.

If Landlord defaults under this Lease, Tenant will notify any beneficiary of a deed of trust or mortgagee of a mortgage covering the Building and/or the parcel on which the Building is located for which Landlord has provided Tenant with a name and address, and offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Building and/or the parcel on which the Building is located by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. Any such beneficiary or mortgagee which succeeds to the interest of Landlord hereunder, shall not be (i) liable for any act or omission of any prior Landlord (including Landlord) unless such act or omission is of a continuing nature; or (ii) subject to any offsets or defenses which Tenant might have against any prior Landlord (including Landlord); or (iii) bound by any Rent which Tenant might have paid in advance to any prior Landlord (including Landlord) in excess of one month’s Rent. Notwithstanding anything to the contrary contained in this Lease, the Holder of any Encumbrance or the purchaser upon the foreclosure of any of Encumbrance shall be an intended third party beneficiary of this Paragraph 23.

24.	Real Estate Brokers; Finders.

Landlord and Tenant warrant and represent each to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for T3 Advisors (“Tenant’s Broker”), which represents Tenant, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord shall pay Tenant’s Broker a commission in connection with Landlord and Tenant entering into this Lease, which commission shall be paid pursuant to a separate agreement between Landlord and such broker. Landlord and Tenant agree to indemnify, defend and hold each other and their respective agents harmless from and against any and all liabilities or expenses, including attorneys’ fees and costs, arising out of or in connection with claims made by any broker or individual against the indemnified party for commissions or fees in connection with the execution of this Lease and resulting from the actions of the indemnifying party.

25.	Miscellaneous.

25.1.    Force Majeure. The performance of any obligation to be performed by Landlord and Tenant under this Lease, excluding, however, the obligation to pay rent or any other monetary obligation of either party, shall be excused for any period during which either party is prevented from performing such obligation due to causes beyond such parties control, including without limitation, strikes, lockouts or other labor disturbance or labor dispute, governmental regulation, moratorium or other governmental action, civil disturbance, war, war-like operations, terrorism, invasions, rebellion, hostilities, sabotage, fires or other casualty, rain, flooding, hailstorms, lightning, earthquake, or other acts of God (collectively, “force majeure”). Landlord and Tenant each agree to (i) provide written notice to the other if Landlord or Tenant is unable to perform any obligation imposed upon such party hereunder within the time period required, if such inability to perform is due to force majeure, and (ii) use reasonable efforts to mitigate the effects of force majeure on the timely performance of such obligation.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

25.2.    Interest. Except as may be set forth in Paragraph 15.2, interest charged under this Lease shall be at the rate of [***] per annum (in no event to exceed the maximum rate of interest permitted by law).

25.3.    Late Charges. Tenant acknowledges that late payment by Tenant to Landlord of rent and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Therefore, if any installment of rent or any other charge due from Tenant is not received by Landlord when due, Tenant shall pay to Landlord an additional sum equal to [***] percent ([***]%) of the amount overdue as a late charge for every month or portion thereof that the rent or other charges remain unpaid. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant.

25.4.    Modification for Lender. If in connection with obtaining financing for the Building, the parcel on which the Building is located, or the Project, Landlord’s lender shall request reasonable modification to this Lease as a condition to such financing, Tenant shall not Ili-treasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant’s rights or increase Tenant’s obligations hereunder.

25.5.    Captions; Paragraph Headings. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease. Reference to a “Paragraph” shall mean reference to either a specified numbered paragraph or subparagraph of this Lease.

25.6.    Nonwaiver. Waiver by either party of strict performance of any provision of this Lease shall not be a waiver of or prejudice the party’s right to require strict performance of the same provision in the future or of any other provision.

25.7.    Succession. Subject to the limitations on transfer of Tenant’s interest, this Lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns.

25.8.    Landlord’s Right to Enter the Premises. Tenant shall permit Landlord and Landlord’s Agents to enter the Premises at all reasonable times with at least [***] advance notice (except for emergencies and for the purpose of discharging Landlord’s obligations hereunder, in which both such cases advance notice shall be reasonable under the circumstances) to inspect the same, to discharge Landlord’s obligations hereunder, including the maintenance of the Outside Area, to post Notices of Nonresponsibility and similar notices, to show the Premises to interested parties such as prospective lenders, to make necessary repairs, to discharge Tenant’s obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord, and at any reasonable time within the year prior to the expiration or earlier termination of the Lease Term (provided the extension option has not been exercised), to place upon the Building and the Outside Area ordinary “For Lease” signs and to show the Premises to prospective tenants. Except in the event of an emergency (for which Landlord may enter upon the Premises without notice by any means necessary), the above rights are subject to reasonable security regulations and access controls of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible physical interference with Tenant’s business.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

25.9.    Notices. Any notice permitted or required to be given hereunder shall be in writing and shall be given by personal delivery or certified United States mail (return receipt requested), U.S. Express Mail or overnight air courier, in each case postage or equivalent prepaid, addressed to the address for notices set forth in the Basic Lease Terms. The person to whom and the place to which notices are to be given may be changed from time to time by either party by written notice given to the other party. If any notice is given by mail, it shall be effective upon actual delivery or refusal to accept such delivery, as indicated by the return receipt; and if given by personal delivery, U.S. Express Mail or by overnight air courier, when delivered (or refused).

25.10.    Entire Agreement. This Lease and the exhibits hereto is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein.

25.11.    Authority. Tenant warrants to Landlord that Tenant is a valid and existing corporation or other relevant entity, that Tenant has all right and authority to enter into this Lease, and that each and every person signing on behalf of Tenant is authorized to do so. Each of the persons executing this Lease on behalf of Landlord warrants to Tenant that Landlord is a valid and existing corporation or other relevant entity, that Landlord has all right and authority to enter into this Lease, and that each and every person signing on behalf of Landlord is authorized to do so.

25.12.    Time of Essence. Time is of the essence of the performance of each of Tenant’s obligations under this Lease.

25.13.    Modifications. This Lease may not be modified except by written endorsement attached to this Lease, dated and signed by the parties.

25.14.    No Appurtenances. This Lease does not create any rights to light and air by means of openings in the walls of the Building, any rights or interests in parking facilities, or any other rights, easements or licenses, by implication or otherwise, except as expressly set forth in this Lease or its exhibits.

25.15.    Financial Statements. Upon written request of Landlord (not more than [***] in any [***] period, and any financial statements provided in connection with Paragraph 5.1.10 shall not be included in such restriction), Tenant shall furnish to Landlord, within [***] days following receipt of Landlord’s written request, Tenant’s most current financial statements (including balance sheet and income statement) for the [***] prepared in the ordinary course of Tenant’s business and, if not audited, certified by the chief financial officer or accounting officer of Tenant that such statements have been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Landlord may make such financial statement available to any prospective lender or purchaser of the Project or any portion thereof provided such party agrees in writing to keep such information confidential. Landlord shall keep such financial information confidential and shall require any such prospective lender or purchaser to do the same.

25.16.    Regulations. Landlord shall have the right to make and enforce (in a nondiscriminatory manner) reasonable regulations and criteria consistent with this Lease for the purpose of promoting safety, order, cleanliness and good service to the tenants and other occupants of the Project. Copies of all such regulations shall be furnished to Tenant and shall be complied with as if part of this Lease.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

25.17.    Applicable Law; Severability. This Lease shall be construed, applied and enforced in accordance with the laws of the State in which the Premises is located. If a court of competent jurisdiction holds any portion of this Lease to be illegal, invalid or unenforceable as written, it is the intention of the parties that (i) such portion of this Lease be enforced to the extent permitted by law and (ii) the balance of this Lease remain in full force and effect. It is also the intention of the parties that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

25.18.    Landlord’s Consent. Whenever Landlord’s consent or approval is required under this Lease, except as otherwise expressly provided in this Lease, Landlord may grant or withhold such consent or approval in Landlord’s sole and absolute discretion.

25.19.    Joint and Several Liability. In the event Tenant now or hereafter consists of more than one person, firm or corporation, then all such persons, firms or corporations shall be jointly and severally liable as Tenant under this Lease.

25.20.    Construction and Interpretation. All provisions of this Lease have been negotiated by Landlord and Tenant at aim’s length and neither party shall be deemed the author of this Lease. This Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties as Landlord or Tenant.

25.21.    No Recordation. Neither this Lease, nor any short form or memorandum thereof, shall be recorded in any manner against the real property of which the Premises comprises a portion.

25.22.    No Partnership Created. Neither this Lease nor the calculation and payment of Base Rent, Additional Rent or any other sums hereunder, is intended to create a partnership or joint venture between Landlord and Tenant, or to create a principal-and-agent relationship between the parties.

25.23.    Quiet Enjoyment. Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

25.24.    Days of Week. If the date upon which any act is to be performed or notice is to be delivered under this Lease shall fall upon a Saturday, Sunday or legal holiday, such act or notice shall be timely if performed or delivered on the next business day.

25.25.    OFAC. Tenant represents and warrants to Landlord that Tenant is not and shall not become a person or entity with whom Landlord is restricted from doing business under any current or future regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’ s Specially Designated and

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Blocked Persons list) or under any current or future statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transaction or be otherwise associated with such persons or entities.

25.26.    Intentionally omitted.

25.27.    Additional California Waivers.

25.27.1.    TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LEGAL REQUIREMENTS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THE LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH.

25.27.2.    TENANT WAIVES ANY RIGHT TO NOTICE TENANT MAY HAVE UNDER SECTION 1951.3 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, THE TERMS OF SECTION 25.9 OF THE LEASE BEING DEEMED SUCH NOTICE TO TENANT AS REQUIRED BY SAID SECTION 1951.3.

25.27.3.    When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notice required by California Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by this Lease shall replace and satisfy the statutory service-of-notice procedures, including those required by California Code of Civil Procedure Section 1162 or any similar or successor statute.

25.28.    No Cannabis. Tenant shall not bring upon the Premises or any portion of the Building or Project or use the Premises or permit the Premises or any portion thereof to be used for the growing, manufacturing, administration, distribution (including without limitation, any retail sales), possession, use or consumption of any cannabis, marijuana or cannabinoid product or compound, regardless of the legality or illegality of the same.

25.29.    Exhibits. The following exhibits are attached hereto and incorporated herein by this reference:

Exhibit A — Depiction showing Premises

Exhibit B — Depiction showing Project

Exhibit C — Work Letter Agreement

Exhibit D — Commencement Date Memorandum

Exhibit E — Hazardous Materials Questionnaire

Exhibit F — Signage Criteria

Exhibit F -1 — Depiction of Building Signage

Exhibit G — Form of Letter of Credit

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

26.	Special Provisions.

26.1.    First Right to Lease. Tenant shall have a one-time first right to lease as additional space the entire adjacent building containing approximately 33,067 rentable square feet having a street address of 3070 Orchard Drive, San Jose, CA (the “FRL Space”) if, at any time commencing on the date this Lease is fully executed and ending on the original Expiration Date (the “FRL Period”), the FRL Space becomes Available (as such term is defined below), upon and subject to the teams and conditions of this paragraph (the “First Right to Lease”). Notwithstanding the foregoing, if the FRL Space becomes Available during the last [***] years of the Initial Term, Landlord may require Tenant to exercise its extension option in connection with the exercise of its First Right to Lease; provided, however, Landlord shall have no obligation to deliver its estimate of the Fair Market Rental Value of the Premises described in Paragraph 3.1.3 until such date that is [***] months prior to the commencement of the Extension Term.

26.1.1.    Notice of Availability. If the FRL Space becomes Available during the FRL Period, Landlord shall notify Tenant of such fact, and the material terms on which Landlord is prepared to lease the FRL Space to Tenant (i.e., Landlord’s determination of Fair Market Rental Value (including proposed escalations) as hereinafter defined, tenant improvement allowance, if any, and free rent concessions, if any) (“Landlord’s Notice of Availability”). Tenant shall have [***] days after receipt of Landlord’s Notice of Availability to advise Landlord in writing whether it will add the FRL Space to the Premises on the terms and conditions described in Landlord’s notice (“Tenant’s Notice of Acceptance”). Tenant’s Notice of Acceptance shall either accept Landlord’s determination of Fair Market Rental Value or reject such determination and propose Tenant’s determination of Fair Market Rental Value. Failure of Tenant to timely provide Tenant’s Notice of Acceptance shall be deemed Tenant’s election not to add the FRL Space to the Premises on the terms set forth in Landlord’s Notice of Availability. If Tenant does not elect to add the FRL Space, then Landlord may lease the FRL Space to a third party or take if off the market for any reason whatsoever; provided that, if Landlord does not enter into a binding lease with any other third party for the FRL Space reflected in Landlord’s Notice of Availability within [***] months after the deadline by which Tenant was to have provided Tenant’s Notice of Acceptance, Tenant’s First Right to Lease shall be reinstated and the procedures above shall again be followed, but if Tenant elects not to add the FRL Space to the Premises following such second offer (or is deemed to not have so elected), Tenant’s First Right to Lease shall forever terminate. As used herein, “Available” shall mean that the FRL Space is, or is expected by Landlord to become, vacant, unencumbered and free and clear of all claims and rights of other tenants or other third parties. Without limiting the generality of the foregoing, the FRL Space shall not be deemed Available if, as to all or any portion thereof, there is an outstanding lease, lease option, or option or other right of extension, renewal, expansion, first refusal, first negotiation, or similar or other right, pursuant to any lease or written agreement, or if any then-existing tenant or occupant desires to renew or extend its lease as to any or all of such space, whether or not pursuant to an existing right or option (however, Landlord represents and warrants that no such rights currently exist with respect to the FRL Space). Tenant acknowledges that Landlord may give Landlord’s Notice of Availability at any time.

26.1.2.    Fair Market Rental. The FRL Space shall be added to the Premises under the same terms, covenants and conditions of the Lease applicable to the Premises, except that the Base Rent for the FRL Space shall be the Fair Market Rental Value and Tenant shall not be entitled

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

to any tenant improvements or allowances except as provided in Landlord’s Notice of Availability. For purposes of Tenant’s First Right to Lease, “Fair Market Rental Value” of the FRL Space shall be the rental rate at which tenants lease comparable space to the FRL Space which is located in the North San Jose submarket as of the date the FRL Space is to be added to the Premises. For this purpose, “comparable space” shall be [***]. Notwithstanding anything to the contrary herein, the Fair Market Rental Value of the FRL Space as determined pursuant to this Paragraph shall include annual escalations.

(i)    If Tenant does not accept Landlord’s determination of Fair Market Rental Value of the FRL Space in Tenant’s Notice of Acceptance, Landlord and Tenant shall for [***] days after Tenant delivers its Notice of Acceptance attempt in good faith to agree on the Fair Market Rental Value of the FRL Space. If Landlord and Tenant agree on the Fair Market Rental Value of the FRL Space during such twenty (20) day period, they shall immediately execute an amendment to this Lease stating the Base Rent for the FRL Space.

(ii)    If Landlord and Tenant are unable to agree on the Base Rent for the FRL Space within the [***] day period described in the second sentence in the preceding paragraph, then within [***] days after the expiration of said [***] day period, either Landlord or Tenant may refer the matter to arbitration as provided for in this paragraph. The determination of the arbitrator(s) shall be limited to the sole issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Value is the closest to the actual Fair Market Rental Value as determined by the arbitrator(s). The arbitrator(s) must be a licensed real estate broker(s) who has/have been active in the leasing of commercial properties in the San Jose, California area over the five (5) year period ending on the date of his/her/their appointment as arbitrator(s). Within [***] days after the date either Landlord or Tenant has referred to arbitration the determination of Fair Market Rental Value of the FRL Space (the “Arbitration Referral Date”), Landlord and Tenant shall each (i) appoint one arbitrator and notify the other party of the arbitrator’s name and business address, and (ii) notify the other party of their determination of Fair Market Rental Value. If each party timely appoints an arbitrator, the two (2) arbitrators shall, within [***] days after the appointment of the second arbitrator, agree on and appoint a third arbitrator (who shall be qualified under the same criteria set forth above for qualification of the initial two (2) arbitrators) and provide notice to Landlord and Tenant of the arbitrator’s name and business address. Within [***] days after the appointment of the third arbitrator, the three (3) arbitrators shall decide whether the parties will use Landlord’s or Tenant’s submitted Fair Market Rental Value and shall notify Landlord and Tenant of their decision. The decision of the majority of the three (3) arbitrators shall be binding on Landlord and Tenant. If either Landlord or Tenant fails to appoint an arbitrator within [***] days after the Arbitration Referral Date, the arbitrator timely appointed by one of them shall reach a decision and notify Landlord and Tenant of that decision within [***] days after the arbitrator’s appointment. The arbitrator’s decision shall be binding on Landlord and Tenant. If each party appoints an arbitrator in a timely manner, but the two (2) arbitrators fail to agree on and appoint a third arbitrator within the required period, the arbitrators shall be dismissed without delay and the issue of Fair Market Rental Value shall be submitted to binding arbitration under the commercial arbitration rules of the American Arbitration Association (“AAA”), provided that in the event of any inconsistency between such arbitration rules and the terms and conditions of this paragraph, the terms and conditions of this paragraph shall govern; and provided, further however, that the sole function of the AAA arbitrator shall be to select either Landlord’s or Tenant’s submitted Fair Market Rental Value. If Landlord and Tenant each fail to appoint an arbitrator in

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

a timely manner, the matter to be decided shall be submitted without delay to binding arbitration under the commercial arbitration rules of the American Arbitration Association, subject to the provisions of this paragraph. If only one of the parties has given notice of its determination of Fair Market Rental Value within [***] days after the Arbitration Referral Date, then such determination shall be the Fair Market Rental Value for the FRL Space. If Landlord and Tenant both fail to give notice of their determination of Fair Market Rental value within [***] days after the Arbitration Referral Date, the determination of Fair Market Rental Value shall be submitted without delay to binding arbitration under the commercial arbitration rules of the American Arbitration Association, subject to the provisions of this paragraph, and provided, further however, that the sole function of the AAA arbitrator shall be to select either Landlord’s or Tenant’s submitted Fair Market Rental Value. The cost of the arbitration as provided for in this paragraph shall be paid by the losing party. After the Base Rent for the FRL Space has been set, the arbitrator(s) shall immediately notify Landlord and Tenant, and Landlord and Tenant shall immediately execute an amendment to this Lease stating the Base Rent for the FRL Space.

26.1.3.    Miscellaneous. Nothing herein shall be deemed to limit or prevent Landlord from marketing, discussing or negotiating with any other party for a lease of, or rights of any nature as to, any part of the FRL Space. The Term as to the FRL Space shall commence upon the later of (i) [***] days after the later of (A) the date of Tenant’s Notice of Acceptance or (B) the date upon which Landlord obtains sole and exclusive possession of the FRL Space from the current tenant thereof and (ii) the date Landlord substantially completes the build out of the FRL Space in a manner consistent with the proposed buildout of the Premises (as depicted on the Initial Space Plan attached to this Lease as Exhibit C-1) (the “FRL Space Commencement Date”), and shall expire on the Expiration Date of this Lease (as the same may be extended). If Landlord shall be delayed in substantially completing such work in the FRL Space as a result of Tenant Delay then, for purposes of determining the FRL Space Commencement Date, the date of substantial completion shall be deemed to be the day that such work would have been substantially completed absent any such Tenant Delay. For pin-poses of this Paragraph 26.1.3, Tenant Delay shall also include any improvements and finishes to the FRL Space requested by Tenant that are inconsistent with the improvements and finishes for the Premises as depicted on the Initial Space Plan. The foregoing First Right to Lease is personal to the originally-named Tenant hereunder and any Permitted Transferee of Tenant’s entire interest in this Lease. Tenant’s First Right to Lease the FRL Space is subject to Tenant not being in default under the Lease beyond applicable notice and cure periods when Landlord would otherwise be required to provide Landlord’s Notice of Availability, and when Tenant’s Notice of Acceptance is given. Once delivered, Tenant’s Notice of Acceptance cannot be rescinded or revoked by Tenant.

[signatures on following page]

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the respective dates set opposite their signatures below, but this Lease, on behalf of such party, shall be deemed to have been dated as of the Reference Date.

TENANT:		LANDLORD:

OUTSET MEDICAL, INC.,		WH SILICON VALLEY IV LP.,
a medical corporation		a Delaware limited partnership

		By:	WH Silicon Valley IV GP LLC,
By:	/s/ Leslie Trigg		a Delaware limited liability company, its general partner
Print Name: Leslie Trigg
Its:	CEO	By:	/s/ Brent Lower
Print Name: Brent Lower
By:	/s/ Rebecca Chambers	Its:	Executive Vice President & Managing Director
Print Name: Rebecca Chambers
Its:	CFO

Date: Sept. 16, 2019		Date: Sept. 19, 2019